As filed with the Securities and Exchange Commission on July 14, 2006

Registration No. 333-132717

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalytic Capital Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	20-4277995
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Wilshire Boulevard, Suite 1100

Santa Monica, CA 90401

(310) 566-4450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Russell I. Pillar

Chairman of the Board of Directors and

Chief Executive Officer

Catalytic Capital Investment Corporation

100 Wilshire Boulevard, Suite 1100

Santa Monica, CA 90401

(310) 566-4450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gian-Michele a Marca Cooley Godward LLP 101 California Street, 5th Floor San Francisco, CA 94111-5800 (415) 693-2000 (415) 693-2222—Facsimile	Vincent P. Pangrazio Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000 (650) 849-7400—Facsimile	Jack I. Kantrowitz Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300 (212) 839-5599—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion

Preliminary Prospectus dated July 14, 2006

PROSPECTUS

$125,000,000

Catalytic Capital Investment Corporation

15,625,000 Units

Catalytic Capital Investment Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, or other similar business combination, one or more operating businesses in the media, digital media, or technology industries. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions with respect to such a transaction or taken any direct or indirect measures to locate a target business or consummate a business combination.

This is an initial public offering of our securities. Each unit is offered at a price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2007, and will expire on                     , 2010 (subject to extension in the limited circumstances disclosed in this prospectus) or earlier, upon redemption.

Russell I. Pillar, Chairman of our Board of Directors and our Chief Executive Officer; Jeffrey D. Goldstein, our President; Matthew G. Pillar, our Executive Vice President, Chief Financial Officer, and Secretary; and Jonathan P. May, a Managing Director at Catalytic Capital LLC, have agreed to purchase an aggregate of 125,000 units and 645,164 warrants from us at a price of $8.00 per unit and $1.55 per warrant, for an aggregate purchase price of $2,000,004 in a private placement that will occur immediately prior to the completion of this offering. None of the shares purchased by our stockholders prior to the completion of this offering and none of the shares included in the units purchased in the private placement will have any right to liquidating distributions in the event we fail to complete a business combination. The holders of our common stock on the date hereof and each of the purchasers in the private placement, whom we refer to as our existing stockholders, have agreed that they will vote all shares of common stock acquired by them with respect to a business combination in the same manner that the shares of common stock are voted by our public stockholders other than our existing stockholders, and our officers and directors and they will not have any conversion rights with respect to such shares.

We have granted the underwriters a 45-day option to purchase up to 2,343,750 additional units solely to cover over-allotments, if any (over and above the 15,625,000 units referred to above). The overallotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock, or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol              on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 60 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,343,750 additional units to cover over-allotments or the exercise in full by the underwriters of such option. For more information, see the section entitled “Description of Securities—Units.” Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols              and             , respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commission(1)(2)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$.40	$7.60
Total(3)	$125,000,000	$6,250,000	$118,750,000

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $2,500,000 ($2,875,000 if the underwriters’ over allotment options exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting—Commissions and Discounts.”

(2)	The underwriters are not receiving any discounts or commissions with respect to the units and warrants to be purchased in the private placement.

(3)	The underwriters have an option to purchase up to an additional 2,343,750 units of the Company at the public offering price, less the underwriting discount and commission, within 45 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $143,750,000, $10,062,500 and $133,687,500, respectively. See the section entitled “Underwriting” on page 79 of this prospectus.

Of the net proceeds we receive from this offering and in the private placement, $118,000,004 (approximately $7.55 per unit), or $135,812,504 if the underwriters’ over-allotment is exercised in full, will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Merrill Lynch & Co., Maxim Group LLC, and Merriman Curhan Ford & Co., acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about                     , 2006.

Merrill Lynch & Co.
Maxim Group LLC
Merriman Curhan Ford & Co.

The date of this prospectus is                 , 2006

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering you should read the entire prospectus carefully including the risk factors, the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us,” or “our” refer to Catalytic Capital Investment Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option; the term “business combination” as used in this prospectus means an acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination of one or more operating businesses; and the term “public stockholder” as used in this prospectus refers to those persons that purchase the securities offered by this prospectus, including any of our existing stockholders. However, our existing stockholders’ status as “public stockholders” shall exist only with respect to those securities offered pursuant to this prospectus.

We are a recently organized blank check company formed for the purpose of acquiring one or more operating businesses through a business combination. We intend to target businesses within the media, digital media, or technology industries. To date, our efforts have been limited to organizational activities.

We believe that several significant trends are affecting the competitive landscape in our target industries, disrupting traditional industry dynamics and creating significant investment opportunities. These trends include, but are not limited to, rapid growth in Internet and wireless infrastructure; increasing consumer demand for mobility and utility, especially leveraging networked mobile devices; the convergence of online and offline user experiences; and the evolution of traditional business models and practices to benefit from this shifting landscape. The collective impact of these trends is particularly pronounced in the entertainment and information content, media and marketing services, and interactive commerce business sectors, three areas in which we are primarily, but not exclusively, planning to focus our investment activities. We believe these areas offer a favorable environment to complete one or more business combinations, after which we expect we will be able to create further value through the application of our management expertise and the capital that we will invest in that business.

We intend to direct our efforts on identifying acquisition candidates in our target industries that include at least one of the following characteristics:

•	a strong fundamental yet under-capitalized business with the potential to further grow its products, services, brands, and/or geographic reach;

•	a valuable asset embedded in an underperforming business that would be more effectively utilized by improved management, technology, and/or operational advances;

•	a partial product or service solution that may be enhanced by “bolt on” acquisitions that complete the product or service offering; and

•	a moderate or lagging business that may benefit from our management expertise and the capital that we can bring to bear to improve operational and financial performance.

We were organized and sponsored by a management team that brings together complementary skills and experience in private equity, operations, finance, and transactional execution. Much of our management team shares a common background and history with Catalytic Capital LLC, an investment firm focused on opportunities at the intersection of consumer brands, media, and technology. Our management team is further differentiated by its operational experience. Russell I. Pillar, Chairman of our Board of Directors and our Chief Executive Officer, is a business builder who, as the former President of Viacom Digital Media Group and President and Chief Executive Officer of CBS Internet Group, Virgin Entertainment Group, Prodigy Internet, and

Precision Systems, has successfully led the rapid growth of five consumer-branded media, technology, and retail-based businesses. Jeffrey D. Goldstein, our President, served as Senior Vice President, Mergers & Acquisitions of Experian Interactive, where he was the lead mergers and acquisitions executive for all of Experian’s consumer Internet businesses from July 2005 to May 2006. Matthew G. Pillar, our Executive Vice President, Chief Financial Officer, and Secretary, has 15 years of experience investing in, growing, and managing consumer-branded communications, media, and technology-based businesses, both in the United States and in Asia, at companies including STAR TV, Pacific Century Corporate Access, Pacific Century Group, and Vulcan Ventures. Although the nature and scope of the ultimate roles of members of our management after a business acquisition will depend upon the structure of the business combination we complete, the employment arrangements they negotiate and the skills and experience of our target business’s management team, we expect that our management team will continue to be actively involved in our business after the completion of a business combination.

In addition to our team’s abilities and experience, our management team, directors, and Senior Advisors have built and maintained extensive networks of relationships that we plan to leverage to identify and generate acquisition opportunities. These relationships include those with public and private companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources. Through Catalytic Capital LLC we also have access to the resources of Monitor Company Group Limited Partnership, a global strategic consulting organization with more than 1,300 employees in 28 offices around the world, which we believe we can leverage to help us identify potential business combinations.

We are seeking to raise approximately $125,000,000 in this offering (or approximately $143,750,000 if the underwriter’s over-allotment option is exercised in full). While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition. As a result, we expect that an initial public offering of $125,000,000 will enable us to effect an initial business combination for consideration in the range of approximately $92,400,000 to approximately $500,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. Although we have not identified any potential target businesses for our initial business combination, we believe that the most likely candidates will be private companies or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources, to grow the company and improve its performance. We believe that an initial public offering providing less net proceeds than this offering would make it more difficult for us to find a suitable target. On the other hand, if we were to raise substantially more than $125,000,000 (or $143,750,000 if the underwriter’s over-allotment option is exercised in full), the minimum size of the target businesses we could consider would be significantly larger. We believe the number of potentially available acquisition candidates of this kind are limited and we would face greater competition, especially from private equity investors, for such larger private companies. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

We are a Delaware corporation formed on February 8, 2006. Our offices are located at 100 Wilshire Boulevard, Suite 1100, Santa Monica, CA 90401; our telephone number is (310) 566-4450.

The Private Placement

Russ Pillar, Jeff Goldstein, Matt Pillar, and Jonathan P. May, a Managing Director at Catalytic Capital LLC, have agreed to purchase an aggregate of 125,000 units and 645,164 warrants from us at a price of $8.00 per unit and $1.55 per warrant, for an aggregate purchase price of $2,000,004 in a private placement that will occur immediately prior to the completion of this offering. Both the units and the warrants will be subject to the escrow and voting arrangements and the waiver of liquidating distributions described below. The private placement warrants, including the warrants included in the private placement units, will be identical to the warrants included in the units to be sold and issued in this offering, except that upon a redemption of warrants, Russ Pillar, Jeff Goldstein, Matt Pillar, and Jon May will have the right to exercise those warrants on a cashless basis. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis and the exercise price, if any, with respect to the warrants will be paid directly to us. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for use for the public warrantholders.

THE OFFERING

Securities Offered	15,625,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 60 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,343,750 additional units to cover over-allotments or the exercise in full of that option. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. For more information, see the section entitled “Description of Securities—Units.”

Common Stock:

Number of shares outstanding before the date of this prospectus	3,906,250 shares

Number of shares to be outstanding after this offering and the private placement	19,656,250 shares

Warrants:

Number of warrants outstanding before the date of this prospectus	0 warrants

Number of warrants to be outstanding after this offering and the private placement	16,395,164 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination on the terms described in this prospectus; or

• , 2007.

The warrants will expire at 5:00 p.m., New York City time, on                     , 2010 or earlier, upon redemption; provided that if, during the period in which the warrants are exercisable, a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is not effective, or a prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available for use, the expiration date for the warrants will be extended by the number of days during which such a registration statement was not effective or such prospectus was not available for use.

Redemption	We may redeem the outstanding warrants at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption; and

• if, and only if, (a) the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and (b) a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and expected to remain available for use to and including the redemption date.

We have established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders in order to redeem the outstanding warrants.

Upon a redemption of warrants, Russ Pillar, Jeff Goldstein, Matt Pillar, and Jon May will have the right to exercise the warrants purchased by them in the private placement, including warrants included in the units purchased by them in the private placement, on a cashless basis. Warrants included in the units issued in this offering are not exercisable on a cashless basis.

Proposed OTC Bulletin Board

symbols for our securities:

Units

Common

Stock Warrants

Offering proceeds to be held in the trust account

$118,000,004 of the proceeds of this offering and the private placement (approximately $7.55 per unit) will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). Of the proceeds held in trust, $2,500,000, representing deferred underwriting discounts and commissions, will be paid to the underwriters if a business combination is consummated (subject to a pro rata reduction for public stockholders who exercise their conversion rights). The proceeds held in trust and all interest earned thereon (net of taxes payable on income of the funds in the trust account) will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our dissolution and liquidation. See “Use of Proceeds.” Subject to the previous sentence, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, the investigation and selection of a target business, or the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (approximately $2,000,000 after the payment of the expenses related to this offering). None of the warrants may be exercised until after the consummation of a business combination. After the proceeds of the trust account have been disbursed, the exercise price, if any, with respect to the warrants will be paid directly to us.

The stockholders must approve a business combination

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by our public stockholders. Our existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning fewer than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at the time a business combination is voted upon by the stockholders. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.”

Conversion rights for stockholders voting to reject a business combination

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (including the deferred underwriting discounts and commissions), including any interest earned (net of taxes payable on income of the funds in the trust account) on their pro rata share, if the business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing stockholders will not have any conversion rights with respect to shares of common stock held by them prior to the completion of this offering, including any shares of common stock included in units purchased in the private placement. In addition, by virtue of their agreement to vote any shares acquired after the completion of this offering in favor of a business combination, they will not have any conversion rights in respect of those shares.

Escrow of existing stockholders’ units, shares, and warrants

On or before the date of this Prospectus, all of our existing stockholders, including all of our officers, directors, and Senior Advisors, will place the units, shares and warrants they owned before the completion this offering, including the units, shares and warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these units, shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Audit Committee

We have established and will maintain an Audit Committee composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving our company. If any noncompliance is identified, then the Audit Committee will be charged with responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors.”

Dissolution and liquidation if no business combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). We cannot provide investors with assurances of a specific time frame for the dissolution and distribution. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating, and winding up. As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including all of our officers, directors, and Senior Advisors, have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, including those shares of common stock included in the units purchased in the private placement, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $7.55 per share, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account), out of the funds in the trust account. We expect that all costs associated with implementing our plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $7.55 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that these will be sufficient funds for such purposes.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

For more information regarding the dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $7.55 per share, please see the sections entitled “Risk Factors—If third parties bring claims against us, the proceeds held in a trust account could be reduced and the per-share liquidation price received by our stockholders could be less than approximately $7.55 per share,” “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate and distribute our assets to our public stockholders,” “Risk Factors—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them,” and “Business—Dissolution and Liquidation if No Business Combination.”

Payments to officers, directors, and Catalytic Capital Management Holdings LLC

Neither we nor any other person or entity will pay any of our officers, directors, Senior Advisors, or existing stockholders, or any of their respective affiliates, any finder’s fee or other compensation for services rendered to us prior to or in connection with a business combination, other than the following:

• repayment of a loan for $200,000, plus interest of 3.6% per year, made by Catalytic Capital Management Holdings LLC to cover expenses relating to the offering contemplated by this prospectus;

• payment to Catalytic Capital LLC, an affiliate of Catalytic Capital Management Holdings LLC, or its assignee of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support. We believe that, based on rents and fees for similar services in Santa Monica, California, the fee charged by Catalytic Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party;

• any amounts paid to our independent directors to repurchase the shares of our stock subject to repurchase rights, which amounts will not exceed $1,000 in the aggregate; and

• reimbursement of our existing stockholders, officers, directors and Senior Advisors for any out-of-pocket expenses incurred by them in connection with activities conducted on our behalf, such as participating in the offering process, attending meetings of the Board of Directors, identifying potential target operating businesses, and performing due diligence in connection with suitable business combinations.

Risks

In making your decision whether to invest in our securities you should take into account not only the backgrounds of the members of our management team but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements and the related notes and schedules thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data is presented below.

	March 9, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(99,456)	$1,998,244
Total assets	322,700	119,998,248
Total liabilities(1)	324,456	—
Value of common stock that may be converted to cash (approximately $7.55 per share without taking into account interest earned on the trust account)	—	23,593,742
Stockholders’ equity (deficit)	(1,756)	96,404,506

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $2,500,000 ($2,875,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting—Commissions and Discounts.”

The “as adjusted” information gives effect to the private placement and the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale, including the repayment of a $200,000 promissory note payable to Catalytic Capital Management Holdings LLC.

The total assets (as adjusted) amount includes the $118,000,004 being held in the trust account, which will be available to us only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we have agreed to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares included in the units sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. As described below, a stockholder is eligible to exercise its conversion rights only if it votes against the business combination that is ultimately approved and consummated. If this occurred, we would be required to convert to cash up to approximately 20% of the 15,625,000 shares of common stock included in the units sold in this offering, or 3,124,999 shares of common stock, at an initial per-share conversion price of approximately $7.55, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account). The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable on income of the funds in the trust account), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering.

In connection with any vote required for our initial business combination, our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by our public stockholders. Our existing stockholders will not have conversion rights with respect to those shares. Our existing stockholders also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition, and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding a business combination or taken any direct or indirect measures to locate a target business or consummate a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering) until, if at all, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to complete a business combination within the required time frame, in which case we will be required to liquidate.

We must complete a business combination with a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or a definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). If we fail to complete a business combination within the required time frame we have agreed with the trustee to promptly initiate procedures to dissolve and liquidate our assets. We do not have any business combination under consideration and we have neither identified nor have been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a business combination or taken any direct or indirect measures to locate a target business or consummate a business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If we are required to dissolve and liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated cost associated with seeking a business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	we must establish and maintain an Audit Committee composed entirely of independent directors;

•	upon consummation of this offering, $118,000,004 (or such other amount up to $135,812,504, depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our liquidation, or as otherwise permitted in the Amended and Restated Certificate of Incorporation;

•	prior to consummating a business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account, and we will not be able to engage in any other business activities;

•	we may not consummate any other merger, acquisition, asset purchase, or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such business combination; and

•	the Audit Committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain of the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Because there are numerous “blank check” companies similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of July 10, 2006, approximately 64 similarly structured “blank check” companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, we estimate that only eight companies have consummated a business combination, while seventeen other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Accordingly, there are approximately 39 “blank check” companies which we estimate to have more than $2.6 billion in trust, and potentially an additional 40 “blank check” companies with more than an additional $3.4 billion in trust, that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry they choose. We believe that there are approximately 16 blank check companies that have identified media, digital media, or technology as the industries in which they are seeking to complete a business combination, and another 25 companies that have declared that they intend to target a broader range of companies to effect a business combination, which may include companies in the media, digital media, or technology industries. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the media, digital media, or technology industries which, in turn, will result in an increased demand for privately-held companies in these industries. Further, the fact that only eight “blank check” companies have completed a business combination, and seventeen other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target operating business within such time periods, we will be required to dissolve and liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $2,000,000 from the proceeds of this offering (net of taxes payable on such interest) to cover our operating expenses for the next 24 months, including expenses incurred in connection with a business combination based upon our management’s estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing from our management, Catalytic Capital Management Holdings LLC, or third parties. We may not be able to obtain additional financing and neither Catalytic Capital Management Holdings LLC nor our management is obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the media, digital media, or technology industry;

•	our capital structure;

•	an assessment of our management team of the media, digital media, or technology industry and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We expect that an initial public offering of $125,000,000 will enable us to effect an initial business combination for consideration in the range of approximately $92,400,000 to approximately $500,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. Although we have not identified any potential target businesses for our initial business combination, we believe that the most likely candidates will be private companies or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies.”

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate, and distribute our assets to our public stockholders.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not yet been consummated within such 18-month period). However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to their review. This process could take a substantial amount of time ranging from 40 days to several months.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders, or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the section entitled “—If we are deemed to be an investment company, we would be subject to burdensome regulation which would restrict our activities and make it difficult for us to complete a business combination.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by our stockholders could be less than approximately $7.55 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional, or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute valid and enforceable agreements waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility, and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, although our officers have agreed to indemnify us for claims by any vendor that is owed money by us for services rendered or products sold to the extent that such claims reduce the amounts in the trust fund to be distributed to the public stockholders upon our dissolution and liquidation, this indemnification is limited to claims by vendors that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. Claims by target businesses or other entities and vendors that execute such agreements would not be indemnified by our officers. Based on representations made to us by our officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers currently foresee or expect and/or their financial resources may deteriorate in the future. Hence, we cannot assure you that our officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $7.55, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account), due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us. For further discussion of the dissolution procedures imposed by the Delaware General Corporation Law, see the section below entitled “Proposed Business—Effecting a business combination—Dissolution and Liquidation if no business combination.”

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, financial condition, or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control, such as if 20% or more of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.” In addition, any such losses will also reduce the amount of funds available to us outside of the trust account to cover dissolution and liquidation costs, which may reduce the amount the public stockholders actually recover to less than the currently estimated $7.55 per share, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account), upon a dissolution and liquidation.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 58,261,086 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and the underwriters’ over-allotment option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	could cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.

For a more detailed discussion of the possible structure of a business combination, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although as of the date of this offering we have no commitments to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•	may require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions, and other general corporate purposes;

•	may limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	may make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•	may place us at a disadvantage compared to our competitors who have less debt.

Some or all of our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

Our ability to be successful following a business combination will depend on the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. In making the determination whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. We cannot assure you that our assessment of these individuals will prove to be correct.

Any desire by our current officers and directors to remain with us following a business combination may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

The personal and financial interests of our current officers and directors may influence them to condition an acquisition on their retention with us following the business combination, and to view more favorably acquisition targets that offer them a continuing relationship, either as an officer, director, consultant, or other third-party service provider, after the business combination. In addition, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

The loss of key executives could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of key executives, including Russ Pillar, Jeff Goldstein, and Matt Pillar. We believe that our success depends upon the continued service of our key executive management team. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives. Moreover, although we expect that our current management will be actively involved in our business after completion of a business combination, our executive officers will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they choose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement, or other arrangement. If our current management chooses to remain with us after the business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to complete a business combination.

Our officers and directors are not required to, and may not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled “Certain Relationships and Related Transactions.”

Our officers and directors are, and may in the future become, affiliated with entities in the media, digital media, or technology industries and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the consummation of this offering and until we complete a business combination, we intend to engage in the business of identifying and acquiring one or more potential target businesses in the media, digital media, or technology industries. Our officers and directors are, and may in the future, become affiliated with entities, including other “blank check” companies, that are engaged in a similar business. Further, certain of our officers and directors are currently involved in other businesses that are in the media, digital media, or technology industries. For example, each of Russ Pillar, Chairman of our Board of Directors and Chief Executive Officer, and Matt Pillar, our Executive Vice President, Chief Financial Officer, and Secretary, also is affiliated with Catalytic Capital LLC, an investment firm focused on opportunities at the intersection of consumer brands, media, and technology. Catalytic Capital LLC and other firms with which our directors and executive officers are affiliated may compete with us for investment and acquisition opportunities in such industries. Further, certain of our officers and directors currently are involved in other publicly-held businesses that are in the media, digital media, and technology industries. For example, Russ Pillar and Dennis S. Bookshester are directors of Playboy

Enterprises, Inc., and Jeffrey T. Rayport is a director of GSI Commerce, Inc. and ValueClick, Inc. In addition, our directors also are on the Boards of Directors of various other privately-held companies in the media, digital media, or technology industries. In each case, our officers’ and directors’ existing directorships may give rise to fiduciary obligations that take priority over any fiduciary obligation owed to us.

If our officers and directors become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated, due to existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Except for an agreement by Catalytic Capital LLC to present opportunities to us, our officers and directors have not agreed to any prioritization in respect of their fiduciary duties and we expect them to prioritize their fiduciary duties to various companies in the order in which they became involved with each company. Thus, our officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

None of our officers or directors ever has been associated with a blank check company.

Our officers and directors never have served as officers or directors of a development stage public company with the business purpose of raising funds to acquire a company in the media, digital media, or technology industries. Further, none of our officers or directors ever has been involved with a blank check public company of any sort. Accordingly, you may not be able to adequately evaluate their ability to successfully complete a business combination through a blank check company or a company with a structure similar to ours.

Because all of our officers and directors currently directly or indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers, directors, and one of our Senior Advisors either directly or through Catalytic Capital Management Holdings LLC own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in a trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our liquidation in the event we fail to complete a business combination and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our directors, officers, and Senior Advisors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based upon our management’s estimate of the amount needed to fund our operations for the next 24 months and complete a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our existing stockholders, which may raise potential conflicts of interest.

In light of our existing stockholders’ involvement with other media, digital media, or technology companies and our intent to complete a business combination with one or more operating businesses in those same industries, we may decide to acquire one or more businesses affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition. The fair market value of such business or businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, and book value. We have agreed to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria if one of our existing stockholders is affiliated with the target business. However, in all other situations, we will not be required to obtain an opinion from an investment banking firm as to the fair market value.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering and the private placement, before payment of expenses, estimated at $120,000,004 or $137,812,504 if the over allotment is exercised in full, will provide us with approximately

$118,000,004, or $135,812,504 if the over allotment is exercised in full, which we may use to complete a business combination. Although we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of the acquisition. At the time of our initial business combination we may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure, and closing with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions). As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services; and

•	subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

We may seek to effect initial contemporaneous business combinations with more than one target business having a combined fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such transactions. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting, and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. Completing our initial business combination through more than one acquisition likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to consummate our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and force us to initiate proceedings to dissolve and liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing, if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay or prevent the consummation of a transaction;

•	our obligation to convert the shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

In the event that we are unable to identify a single operating company with which to engage in a business combination, we may seek to acquire contemporaneously multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of those acquisitions. To the extent that our business combination entails the contemporaneous acquisition of more than one operating business, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our business combination may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may acquire a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may acquire a target business with a history of poor operating performance if we believe that target business has attractive attributes that can take advantage of trends in the media, digital media, or technology industries. However, acquiring a target company with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition, and results of operations will be affected adversely. Factors that could result in us not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	inability to predict changes in consumer tastes and preferences;

•	competition from superior or lower-priced products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may acquire a target business located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a foreign target company may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign target business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully complete a business combination with a target business located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to complete a business combination, in as much as we have not yet selected or approached any prospective target businesses we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, because of the size of the business combination, the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. None of our officers, directors, or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon completion of our offering, our existing stockholders, including our officers, directors, and Senior Advisors, will beneficially own approximately 20.3% of our issued and outstanding shares of common stock, assuming they purchase units in the private placement as described in this prospectus. In addition, there is no restriction on the ability of our existing stockholders, including our officers, directors, and Senior Advisors, to purchase units or shares of our common stock either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by them would be increased. If we are not subject to Section 2115(b) of the California Corporations Code, our Board of Directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of this “staggered” Board of Directors, only a minority of the Board of Directors could be considered for election. As a result of their substantial beneficial ownership, our officers and directors may exert considerable influence on actions requiring a stockholder vote, including the election of officers and directors, amendments to our certificate of incorporation, the approval of benefit plans, mergers, and similar transactions (other than approval of the initial business combination). Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following a business combination. For a further discussion of the potential application to the Company of Section 2115(b) of the California Corporations Code, see the section entitled “Description of Securities—Applicability of Provisions of California Corporate Law.”

Our existing stockholders paid approximately $0.0064 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.0% or $2.32 per share (the difference between the pro forma net tangible book value per share of $5.68 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 15,625,000 shares of common stock. In addition, in connection with the private placement as part of the units and on a standalone basis, we will be issuing warrants to purchase 770,164 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to complete the business combination. Accordingly, the existence of our warrants may make it more difficult to effectuate a business combination or may increase the acquisition cost of a target business if we are unable to complete a business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, this may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Catalytic Capital Management Holdings LLC is entitled to demand on up to two occasions that we register the resale of their shares of common stock in certain circumstances and our existing stockholders have certain “piggy back” registration rights. For more information, please see the section entitled “Certain Relationships and Related Transactions—Prior Share Issuances.” If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants (including any shares and warrants included in the units issued in the private placement), if any, then there will be an additional 4,801,414 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business in the event that we are unable to complete a business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to individual investors only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Iowa, Louisiana, Minnesota, Nebraska, New York, Rhode Island, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies, and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information.”

Failure to maintain an effective registration statement and a prospectus available for use relating to the common stock underlying our warrants may deprive our warrants of value and the market for our warrants may be limited.

No warrants will be exercisable unless at the time of exercise registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash in any event and the warrants may not be exercised and we will not deliver securities therefore in the absence of an effective registration statement or a prospectus available for use. Warrantholders’ sole remedy for our failure to maintain an effective registration statement or a prospectus available for use is an extension of the expiration date for the warrants for a period of time equal to the period during which there is not an effective registration statement under the Act with respect to the common stock and a prospectus with respect to the common stock that is available for use. Notwithstanding any extension of the expiration date, the warrants may never become exercisable if we never comply with these registration requirements. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The Company is not obligated to apply to additional states to have the securities registered, and you may not be able to exercise warrants if you are located in one of such states.

Your ability to exercise a warrant will depend on the availability of a state securities exemption for such exercise or on the Company having registered or qualified such exercise transaction under the securities laws of the state in which you reside. Currently, the Company has registered the sale of securities (including the issuance of shares of Common Stock upon exercise of the warrants) or is able to rely on exemptions from state registration requirements in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Iowa, Louisiana, Minnesota, Nebraska, New York, Rhode Island, Wisconsin and Wyoming. The Company is not obligated and does not intend to register or qualify such exercise in any other state. If you are a resident of Alabama, Alaska, Arizona, Arkansas, California, Connecticut, Georgia, Idaho, Indiana, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington or West Virginia, the Company may not be able to issue to you shares of Common Stock upon the exercise of warrants. As such, the value of your warrant will be significantly reduced and the market for warrants in states for which we have not registered or qualified or received an exemption from state securities laws may be significantly impaired. Holders are not entitled to any cash settlement or other compensation as a result of their residency in any state in which we have not registered or qualified or received an exemption from state securities laws.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we would be subject to burdensome regulation which would restrict our activities and make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the 1940 Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the 1940 Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the 1940 Act.

If we are deemed to be an unregistered investment company, among other things, any contract we enter into while unregistered would be rendered unenforceable. In addition, if we did register under the 1940 Act, we would be subject to certain restrictions on our activities, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	restrictions on the amount of debt we may incur;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors either directly or indirectly owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of the Board of Directors, identifying potential target businesses, and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders’ initial equity investment was only approximately $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc. state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company’s promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $125,000,000 assuming no exercise of the underwriters’ over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $3,235,000 under the above-noted formula. The initial investment of $25,000 by our existing stockholders, some of whom may be deemed “promoters” under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Because to date, we have no revenues from operations and an accumulated deficit, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North America Securities Administrators Association, Inc., state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the issuer’s ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative stockholders’ equity, (iii) an inability to satisfy current obligations as they come due or (iv) negative cash flow or no revenues from operations. The report of Ernst & Young LLP, our independent registered public accounting firm, contains an explanatory paragraph relating to our ability to continue as a going concern and we have no revenues from our operations and an accumulated deficit. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

Risks Associated with the Media, Digital Media, and Technology Industries

Our investments in the media, digital media, and/or technology industries may be extremely risky and we could lose all or part of our investments.

An investment in a company or companies in the media, digital media, and/or technology industries may entail greater risk relative to an investment in companies operating in other industries due, in part, to the following factors:

•	they may have limited operating histories, narrower product lines, or smaller market share than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	they may be more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation, or termination of one or more of those persons could have a material adverse impact on the operations of any company we may acquire; and

•	they may have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion, or maintain their competitive position.

If we are unable to keep pace with the changes in the media, digital media, and technology industries, the products of any target business that we acquire may become obsolete which could hurt our financial and operational results.

The media, digital media, and technology industries are generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after the consummation of a business combination will be dependent upon our ability to keep pace with changes in these industries. If we ultimately are unable to adapt our operations as needed, our business, financial condition, and results of operations following a business combination may be adversely affected.

The media, digital media, and technology industries are highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability upon consummation of a business combination.

The media, digital media, and technology industries are rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing, and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors also may offer a wider range of services than we can and have greater name recognition and a larger client base than we may have. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies, and client requirements. They also may be able to undertake more extensive promotional activities, offer more attractive terms to clients, or adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations, and prospects could be materially adversely affected.

Media, digital media, and technology companies require highly-skilled personnel and if we are unable to attract and retain key personnel following a business combination, we will be unable to effectively conduct our business.

The market for technical, creative, marketing and other personnel essential to the development and marketing of media, digital media, or technology products and services, and to the management of media, digital media, or technology business is extremely competitive. Further, companies that have been the target of an acquisition are often a prime target for recruiting of executives and key creative talent. If we cannot successfully recruit and retain the employees we need following consummation of our business combination, or replace key employees after their departure, our ability to develop and manage our businesses will be impaired.

Compensation-related changes in accounting requirements could have a significant impact on our expenses and operating results following a business combination.

The media, digital media, and technology industries historically have relied on equity-based compensation to attract and retain highly-skilled employees. Due to recent changes in the accounting treatment of equity-based compensation, equity-based compensation awarded to attract and retain key employees after, or in connection with, our initial business combination will result in increased expenses and will have a significant impact on our operating results. Further, such equity-based compensation will have a dilutive effect on our stockholders.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress (the total appearance and image of a product, including features such as size, texture, shape, color or color combinations, graphics, or particular advertising and marketing techniques used to promote its sale), and trade secrets will be critical to our success. We will likely rely on a combination of patent, copyright, trademark, trade secret laws, and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed upon their patent, trademark, copyright, or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending upon the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses’ proprietary rights or cause harm to such target business or businesses’ reputation.

The media, digital media, and technology industries are highly cyclical, which may affect our future performance and ability to sell our products or services and, in turn, hurt our profitability.

Media, digital media, and technology products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, technology, multimedia, and networking sales, all related industries, frequently exceed expectations. As a consequence, revenues and earnings for these companies may fluctuate more than those of less economically sensitive companies. Further, companies in the consumer segments of these industries are sensitive to a number of factors that influence the levels of consumer spending, including economic conditions such as the rate of unemployment, inflation, recessionary environments, the levels of disposable income, debt, interest rates, and consumer confidence. Due to the cyclical nature of the media, digital media, and technology industries, inventories may not always be properly balanced, resulting in lost sales when there are product shortages or write-offs when there is excess inventory. This may adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire.

Government regulation of the media, digital media, and technology industries and the uncertainty over government regulation of the Internet could harm our operating results and future prospects.

Certain segments of the media, digital media, and technology industries historically have been subject to substantial government regulation, both in the United States and overseas. If we complete a business combination with a target business or businesses in these industries, changes in regulatory requirements in the United States or other countries could affect the sales of our products, limit the growth of the markets we serve, or require costly alterations of current or future products. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products for certain classes of customers.

On the other hand, few laws or regulations currently apply directly to access of or commerce on the Internet. New regulations governing the Internet and Internet commerce, if adopted, could have an adverse effect on our business, operating results, and financial condition following a business combination. New regulations governing the Internet and Internet commerce could include matters such as changes in encryption requirements, sales taxes on Internet product sales, and access charges for Internet service and/or content and/or commerce providers.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross proceeds
Offering	$125,000,000	$143,750,000
Private placement	2,000,004	2,000,004
Total gross proceeds	127,000,004	145,750,004
Offering expenses(1), (2)
Underwriting discount (5% of gross proceeds of the offering)(3)	6,250,000	7,187,500
Legal fees and expenses (including blue sky services and expenses)	435,000	435,000
Miscellaneous expenses	72,000	72,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	140,000	140,000
SEC registration fee	27,000	27,000
NASD filing fee	26,000	26,000
Total offering expenses	7,000,000	7,937,500

Net proceeds after offering expenses
Held in the trust account	118,000,004	135,812,504
Percentage of gross proceeds from this offering held in the trust account	94.40%	94.48%
Not held in the trust account	$2,000,000	$2,000,000

Total net proceeds of this offering and the private placement	$120,000,004	$137,812,504

Use of net proceeds not held in the trust account(2)
Legal, accounting, and other expenses attendant to the structuring and negotiation of a business combination		$500,000
Due diligence and investigation of prospective target businesses(4)		200,000
Legal and accounting fees relating to SEC reporting obligations		150,000
Administrative Fees relating to office space ($7,500 per month for two years)		180,000
Director and officer insurance		250,000
Corporate franchise taxes		300,000
Working capital to cover potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves, costs, and expenses associated with our dissolution and liquidation, and other miscellaneous expenses not yet identified(5)		420,000

Total		$2,000,000

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from Catalytic Capital Management Holdings LLC, as described below. These funds will be repaid out of the proceeds of this offering used to cover the offering expenses set forth above.
(2)	These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.
(3)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $2,500,000 ($2,875,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in a trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we complete a business combination, the amount of deferred underwriting discounts and commissions payable to the underwriters will be reduced, pro rata, for public shareholders who exercise their conversion rights. See the section entitled “Underwriting Commissions and Discounts.”

(4)	These expenses include any reimbursements made to our officers, directors, Senior Advisors, and existing stockholders for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business acquisition, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our officers, directors, Senior Advisors, and existing stockholders on our behalf and such persons are reimbursed in the amount and to the extent of such fees).
(5)	The not yet identified miscellaneous expenses include, without limitation, costs and expenses associated with our dissolution and liquidation, and the reimbursement of our directors, officers, and Senior Advisors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above. We currently estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the media, digital media, or technology industries.

Of the net proceeds after offering expenses of this offering and the private placement, $118,000,004, or $135,812,504 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee. Except as set forth in this prospectus, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. We expect to use the proceeds held in the trust account to acquire one or more domestic and/or foreign operating businesses in the media, digital media, or technology industries. Interest earned on the trust account, after payment of taxes payable in connection therewith, will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after the business combination. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers, directors and Senior Advisors, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account. If we complete a business combination, $2,500,000 (or $2,875,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and compensation, as set forth herein (subject to a pro rata reduction for public stockholders who exercise their conversion rights).

The remaining $2,000,000 of net proceeds of this offering and the private placement not held in the trust account may be used to fund our operations for up to the next 24 months and to complete a business combination, as described below.

We have reserved $500,000 for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination, $200,000 for expenses related to due diligence and investigation of prospective target businesses, and $150,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors, Senior Advisors and existing stockholders and may include engaging market research and valuation firms as well as other third party consultants. None of our officers, directors, Senior Advisors, or existing stockholders will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we complete a business combination.

We have agreed to pay Catalytic Capital LLC, an affiliate of one of our existing stockholders, Catalytic Capital Management Holdings LLC, or its assigns a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support. We believe that, based on rents and fees for similar services in Santa Monica, California, the fee charged by Catalytic Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party.

We have reserved approximately $250,000 for premiums for director and officer insurance for a 24-month period. In addition, we have reserved approximately $300,000 for the payment of corporate franchise taxes. We intend to use the excess working capital (approximately $420,000) for other expenses incurred in structuring and negotiating a business combination and, if necessary, to cover the costs and expenses associated with our dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000). For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable acquisition candidates, in which event we may pay a finder’s fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available net proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available proceeds not deposited in the trust account, we would not be able to pay such fees or compensation unless we complete a business combination. In addition, the excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our directors, officers, and Senior Advisors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

We believe that, upon consummation of this offering and the private placement, we will have sufficient available funds to operate at least for the next 24 months, assuming that a business combination is not consummated during that time. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to complete a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If our estimates prove inaccurate, our ability to consummate a business combination may be impaired and, if we are required to dissolve and liquidate upon our failure to complete a business combination, the amount distributed to our public stockholders could be subject to reduction compared to our estimates as a result of the claims of creditors. For more information, see the section entitled “Risk Factors—We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination” and “Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by our stockholders will be less than $7.55 per share.”

In addition, the report of Ernst & Young LLP, our independent registered public accounting firm, contains a going concern qualification. If we do not have sufficient proceeds available to cover our expenses we may be forced to obtain additional financing, either from our management, Catalytic Capital Management Holdings LLC, or third parties. We may not be able to obtain additional financing and none of our management, including our directors, our existing stockholders and Catalytic Capital Management Holdings LLC is obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to completing a business combination.

Catalytic Capital Management Holdings LLC has loaned a total of $200,000 to us for the payment of offering expenses. The loan bears interest at a rate of 3.6% per year and will be payable upon the consummation of this offering out of the proceeds used to pay the offering expenses.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be held in trust and invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of the net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Other than the repayment of the $200,000 loan described above, the payment of $7,500 per month to Catalytic Capital LLC or its assigns in connection with the general and administrative services arrangement for services rendered to us, and amounts paid to our independent directors to repurchase shares of our stock subject to repurchase rights, which amounts will not exceed $1,000 in the aggregate, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, Senior Advisors, or existing stockholders or any of their respective affiliates prior to or in connection with the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on its portion of the trust account, net of taxes payable on the interest income of the funds in the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at March 9, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the sale of units and warrants in the private placement:

	March 9, 2006
	Actual	As Adjusted
Note payable to stockholders	$200,000	$—

Total debt(1)	$200,000	$—

Common stock, $0.0001 par value, -0- and 3,124,999 of which, respectively, are subject to possible conversion(2)	$—	$23,593,742

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 3,906,250 shares issued and outstanding, actual; 16,531,251 shares issued and outstanding (excluding 3,124,999 shares which are subject to possible conversion), as adjusted	391	1,966
Additional paid-in capital	24,609	96,429,296
Deficit accumulated during the development stage	(26,756)	(26,756)

Total stockholders’ (deficit) equity	(1,756)	96,404,506

Total capitalization	$198,244	$119,998,248

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units in this offering, or $2,500,000 ($2,875,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting—Commissions and Discounts.”
(2)	If we complete a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable on income of the funds in the trust account), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At March 9, 2006, our net tangible book value was a deficiency of $99,456 or approximately $0.03 per share of common stock. After giving effect to the sale of 15,625,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering (including the deferred underwriting discounts and commissions payable upon consummation of a business combination), our pro forma net tangible book value (as decreased by the value of 3,124,999 shares of common stock which may be converted into cash) at March 9, 2006 would have been approximately $93,904,506 or approximately $5.68 per share, representing an immediate increase in net tangible book value of approximately $5.71 per share to the existing stockholders and an immediate dilution of $2.32 per share or approximately 29.0% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering and the private placement	$(0.03)
Increase attributable to new investors in this offering and the private placement	5.71

Pro forma net tangible book value after this offering and the private placement		5.68

Dilution to new investors		$2.32

Our pro forma net tangible book value after this offering and the private placement has been reduced by approximately $23,593,742 because if we effect a business combination, the conversion rights of our public stockholders other than our existing stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable on income of the funds in the trust account), divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Shares Purchased		Total Consideration(1)		Average
	Number	Percentage	Amount	Percentage	Price per Share
Existing stockholders
Outstanding common stock	3,906,250	19.87%	$25,000	0.02%	$0.0064
Common stock purchased in the private placement	125,000	0.64%	1,000,000	0.79%	$8.00
Public stockholders	15,625,000	79.49%	125,000,000	99.19%	$8.00

Total	19,656,250	100.00%	$126,025,000	100.00%

(1)	Total consideration includes consideration paid for warrants, as well as shares of common stock, included in the units purchased in the private placement or issued in this Offering.

The pro forma net tangible book value after the offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(99,456)
Net proceeds from this offering and the private placement	120,000,004
Deferred offering costs excluded from net tangible book value before this offering and the private placement	97,700
Less: Deferred underwriting discounts and commissions payable upon consummation of a business combination	(2,500,000)
Less: Proceeds held in the trust account subject to conversion to cash	(23,593,742)

$93,904,506

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	3,906,250
Shares of common stock included in the units offered in this offering and the private placement	15,750,000
Less: Shares subject to conversion	3,124,999

16,531,251

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on February 8, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock, and debt, to effect a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, that of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on-demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in this offering and sale of warrants and units in the private placement will be $120,000,004 (or $137,812,504 if the underwriters’ over-allotment is exercised in full), after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of approximately $6,250,000 (or $7,187,500 if the underwriters’ over-allotment option is exercised in full). Of this amount $118,000,004 (or $135,812,504 if the underwriters’ over-allotment option is exercised in full), will be held in a trust account and the remainder in either case will not be held in the trust account and will be used by us as working capital. If we complete a business combination, we will use $2,500,000 (or $2,875,000 if the underwriters’ over-allotment is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a pro rata reduction for public stockholders who exercise their conversion rights). We expect to use the remaining net proceeds of this offering and the private placement in the trust account, after the payment of deferred underwriters discounts and commissions, to acquire one or more operating businesses. However, we may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

We expect to use $2,000,000 of the proceeds not held in the trust account to fund our operating expenses pending a business combination, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating, and consummating the business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $700,000 of expenses for legal, accounting, and other expenses attendant to the due diligence investigations of potential target businesses and the structuring and negotiating of our initial business combination;

•	approximately $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 to cover administration fees relating to office space;

•	approximately $250,000 for director and officer insurance;

•	approximately $300,000 for corporate franchise taxes; and

•	approximately $420,000 for general working capital that will be used for other expenses, including costs and expenses associated with a dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), if necessary, and reserves.

We do not anticipate that we will need additional financing following this offering in order to meet the expenditures required for operating our business pending a business combination. However, we may need to obtain additional financing to the extent such financing is required to complete a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

On March 6, 2006, Catalytic Capital Management Holdings LLC loaned a total of $200,000 to us for payment of offering expenses. The loan bears interest at a rate of 3.6% per year and will be payable upon the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on February 8, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, or other similar business combination, a company operating in the media, digital media, or technology industries, our target industries. A typical acquisition target is a company whose performance we believe we can improve by capitalizing upon our management’s and Senior Advisors’ more than 50 years of aggregate operating and transactional experience in creating value for companies at the intersection of consumer brands, media, and technology. We do not have any specific business combination under consideration or contemplation and we have not contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as other activities related to this offering.

We expect to evaluate acquisition candidates in the United States or internationally that operate within and benefit from trends affecting our target industries. In particular, we are primarily, but not exclusively, focused on investment opportunities in the entertainment and information content, media and marketing services, and interactive commerce sectors. We believe these areas offer a favorable environment to complete one or more business combinations, after which we expect we will be able to create further value through the application of our management expertise and the capital that we will bring to bear on that business. This belief is based upon, among other things, the experience, expertise, and network of professional relationships of our management team, our Senior Advisors, and the members of our Board of Directors. Although the nature and scope of the ultimate roles of members of our management after a business combination will depend upon the structure of the business combination we complete, the employment arrangements they negotiate and the skills and experience of our target business’s management team, we expect that our management team will continue to be actively involved in our business after the completion of a business combination. See the sections entitled “—Limited Ability to Evaluate the Target Business’s Management” and “Risk Factors—The loss of key executives could adversely affect our ability to operate.”

Industry Trends

Several significant trends are affecting the competitive landscape in our target industries, disrupting traditional industry dynamics and creating significant investment opportunities. The following is a summary of some of the more influential of these trends:

•	Growth in Internet and Wireless Infrastructure

Rapid Growth of Online Access and Users.    The Internet has developed into a reliable and widespread communications medium, enabling nearly a billion people to obtain and share content and information and conduct business transactions electronically at any time and with easier access. The number of Internet users worldwide has grown from approximately 390 million in 2001 to more than 700 million in 2005 and is expected to reach 1.3 billion users by 2009, according to International Data Corporation (IDC)1.

Pervasiveness of Broadband Connectivity.    The rollout and investment in broadband capacity is having a dramatic effect on Internet users’ ability to access richer media content, conduct online transactions and communicate quickly and seamlessly. According to IDC, the percentage of online households with broadband in the United States surpassed online narrowband households in 2005, with 51.1% of online households connecting to the Internet via broadband whereas 48.9% of online households access the Internet via dial-up service. The U.S. consumer broadband market is expected to grow at an 18.1% compound annual growth rate between 2005 and 2009, with penetration of U.S. online households estimated to exceed

[1]	IDC—Worldwide Internet Usage and Commerce 2005-2009 Forecast: October 2005

70% by 2009.1 The worldwide broadband market is expected to experience similar growth trends, with IDC forecasting a 16.6% compound annual growth rate of households utilizing broadband Internet access growing to 273.4 million by the end of 2009.2

Impact of Growth in Wireless Usage and Wireless Infrastructure.    The global wireless industry has grown significantly as wireless services have become increasingly available and affordable with over 195 million wireless subscribers in the United States as of June 2005. According to CTIA, between 1998 and 2005, wireless service providers experienced compound annual rates of growth of approximately 18% in total subscribers. In addition, deployment of high speed 3G wireless networks and the proliferation of advanced mobile handsets are creating more demand for wireless content and entertainment services. Mobile entertainment services allow users to (i) personalize their mobile handsets through the purchase of ringback tones, ringtones and images and (ii) engage in a range of entertainment activities, such as listening to music, playing games, watching videos, sending and receiving pictures and accessing published content including news, weather, financial and sports information. According to Juniper research, the combined size of the music, games and sports segments of the mobile entertainment market is expected to grow from $9.2 billion in 2004 to $37.7 billion in 2009, representing a 32.6% annual growth rate.

•	Increasing User Demand for Mobility and Utility

Proliferation of Multi-Function Mobile Devices and Services.    Consumers are embracing the use of a multitude of mobile devices, including wi-fi enabled notebook computers, wireless handheld devices like the RIM Blackberry and PalmOne Treo Smartphone, and portable music devices like the Apple iPod, many of which offer voice, data, and multi-media capabilities in one unit. According to IDC, U.S. laptop sales are expected to increase by 21% annually from 21.6 million units in 2005 to 45.8 million units in 20093, and U.S. converged mobile device shipments are expected to increase by 45% annually from 4.9 million in 2005 to 34.1 million in 20104.

Development of Time- and Place-Shifting Technologies.    New technologies, including the Digital Video Recorder, or DVR, and Apple iPod Video, coupled with the rise in broadband penetration, the increase in wireless connectivity, and the proliferation of mobile devices, enable consumers to exercise increasing control over when, where, and how they obtain, pay for, and consume media of all types. As an example of growth in these new technologies, Informa Telecoms & Media projects that DVR users in North America will grow from 13.0 million in 2005 to 53.9 million by 20105.

•	Convergence of Online and Offline User Experiences

Adoption of Technology-Based Solutions for Traditional Needs.    As Internet infrastructure, security and devices have become more robust over time, users have shown increasing confidence in using technology solutions for their needs. Retail purchases, stock trading, bill paying and news subscriptions are all examples of how consumer habits are migrating to networked alternatives. Management believes both email and instant messaging have become critical tools for social and business communications and digital imaging technology has redefined how and where pictures are shared among friends, family and colleagues.

[1]	IDC—U.S. Broadband Services 2005-2009 Forecast: October 2005
[2]	IDC—Worldwide Broadband Services 2005-2009 Forecast: March 2005
[3]	IDC PC Tracker: March 2006
[4]	IDC Worldwide Mobile Phone 2006-2010 Forecast Update: February 2006
[5]	Informa Telecoms & Media—On-Demand TV: November 2005

Emergence of a Digital Culture through User-Generated Content and Virtual Communities. The interactivity of the Internet has resulted in the rapid growth of user-generated content including web logs, or blogs, user reviews, ratings and lists, personal profiles, avatars, and web pages. As an example, networking sites like MySpace, with more than 60 million users, have experienced rapid growth in users and demonstrated the momentum of online communities and user content creation. Our management team believes that user generated content is quickly becoming just as important a source of information as traditional on-line media sources in the networking world. User-generated content also has influenced traditional off-line media content, as evidenced by the proliferation of reality-based television programming and films.

•	Improvements in Targeting Technologies and Growth in Corporate Online Presence

Expansion of Corporate Presence to the Online and Networked World.    The targeting capability, efficacy, and widespread adoption and consumer/business acceptance of the Internet as a transaction and communications medium has made it a requirement for most businesses to have an online presence. Traditional “bricks-and-mortar” companies, including retailers, restaurants, hotels and others, have rapidly deployed online capability in order to compete effectively with new “virtual” businesses that sell comparable products exclusively online and other traditional businesses that were early adopters and innovators in the Internet medium. According to Snapdata, the e-commerce market in the United States is projected to grow from $79 billion in 2005 to $115 billion in 2008, an annual growth rate of 13.5%.1 Moreover, companies and their employees continue to become increasingly dependent on a networked world. For example, corporate Intranets have become increasingly critical to internal communications and both infrastructure and networked mobile device upgrades are allowing employees to work effectively and to be easily accessible from even remote locations.

Optimization of Online Marketing.    New advertising formats, tools, and technologies have enabled both online and traditional marketers to use interactive media to deliver their products and services on a highly targeted basis to both individuals and affinity groups. Paid search and other forms of online marketing, including online classifieds, comparison shopping, and lead generation services, have been embraced by consumers, leading to improved targeted marketing and quantifiable results for marketers and advertisers. According to Jupiter Research, paid search advertising is expected to grow from $4.2 billion in 2005 to $7.5 billion in 2010 and online classified spending is projected to grow from $2.6 billion in 2005 to $4.1 billion by 2010.2

Migration of Traditional Media Dollars Online.    Although traditional advertising dollars are increasingly being allocated to emerging media platforms, there still is a disproportionately low percentage of advertising dollars spent online. According to Jupiter Research, online advertising expenditures in the United States in 2005 are estimated to be $11.9 billion, representing an increasing percentage of the overall advertising market. Jupiter Research also projects that the market for online advertising will grow to $18.9 billion in 2010, a compound annual growth rate of 9.6%, and higher than the rate projected for the traditional advertising market.

[1]	“US E-Commerce 2004.” (October 2004) Snapshot International Ltd.
[2]	Holden, Windsor (February 2005). “Mobile Music: Ringtones Ringbacks & Full Tracks—Second Edition.” Jupiter Research Limited; Holden, Windsor (February 2005). “Mobile Sport & Infotainment Content—Second Edition.” Jupiter Research Limited; Holden, Windsor (February 2005). “Mobile Games: Subscription & Download—Second Edition.” Jupiter Research Limited.

Target Sectors

Once established, we intend to focus our investment activities primarily, but not exclusively, within our target industries. These are industries with large addressable markets that have companies which fit our investment parameters and leverage our competitive differentiation as a management team. Within those industries, we are interested in the following broad markets, our target sectors:

•	Entertainment and Information Content. Including the creators, owners, and distributors of various genres of content for all major distribution platforms including film, television, books, data, spoken word, music, and games, among others.

•	Media and Marketing Services. Including tools, technologies, and communities of interest around information search, lead generation, data mining, advertising and affiliate networks, and personal information management, among others.

•	Interactive Commerce. Including tools, technologies, and intellectual property around all facets of the consumer online transaction experience including product and service acquisition, search, security, and personal life management (shopping, travel, bill paying, finances, real estate, dating, daily scheduling, etc.), among others.

Each of these target sectors capitalizes upon industry trends previously outlined and leverages the experience of our management team, Senior Advisors, and Board of Directors.

Investment Focus

We intend to direct our efforts on identifying acquisition candidates in our target sectors that include at least one of the following characteristics:

•	a strong fundamental, under-capitalized business with the potential to further grow its products, services, brands and/or geographic reach;

•	a valuable asset embedded in an underperforming business that would be more effectively utilized by improved management, technological and/or operational improvements;

•	a partial product or service solution that may be enhanced by “bolt on” acquisitions that complete the product or service offering; and

•	a moderate or lagging business that may benefit from our management expertise and the capital that we can bring to bear to improve operational and financial performance.

We will focus on target businesses that we believe can benefit from the various forms of capital that our management team is able to bring to bear on each investment opportunity we evaluate:

Financial Capital—Corporate Finance and Transactional Expertise.    Companies in our target sectors may be undercapitalized, inefficiently capitalized, or may lack access to strategic opportunities that could lead to growth and better competitive positioning. We believe that our management’s knowledge of and experience with many types of financial instruments may unlock value in a poorly capitalized company. We also believe, given our transactional experience and network of contacts within both the target industries and financial community, that a target business would benefit from our ability to identify, source, negotiate, and close strategic investments of all types, including “bolt-on” acquisitions, joint ventures, and other strategic arrangements.

Operational Capital—Operational Realignment and Cost Management Expertise.    A number of businesses within our target sectors, particularly those that have grown quickly or have experienced a rapid change in their competitive landscape or in consumer habits, may be burdened with inflated cost infrastructures relative to their current market opportunity and can benefit from implementation of cost discipline and operational improvements. Our management team has been instrumental in implementing several operational realignments including streamlining work flow processes, re-targeting marketing programs and sales force strategies, and identifying other inefficiencies and cost savings opportunities within existing businesses, and will bring that experience to bear.

Innovation Capital—Strategic Planning and Business Development Expertise.    In a highly competitive marketplace, businesses that consistently outperform their peers frequently attribute that success to their ability to serve their customers in new and creative ways. Our management team has a long record of successful strategic planning and development expertise built around customer-focused innovation, a record we intend to continue with our target business.

Brand Capital—Brand Management Expertise.    Our professional experience includes creating new brands, repositioning/simplifying brand portfolios, and implementing brand diversification strategies across new product categories and consumer segments. We believe that our experience in optimizing brand positioning and diversifying revenue streams across multiple categories and consumer segments can improve business performance. These are initiatives that we will pursue, if appropriate, at our target business.

Human Capital—Expertise in Identifying and Hiring Senior Management.    Businesses within our target sectors may have incomplete management teams or may require entirely new management to better execute a business plan. The ability to assess and identify management talent and human resource expertise often is required to support growth opportunities or overcome operational challenges. We believe our management team’s professional network can be accessed to secure necessary management talent at our target business.

Technological Capital—Technology Management and Investment Expertise.    Target businesses may have exposure to technology risk related to (i) information management; (ii) business processing and automation; and/or (iii) customer sourcing and retention. In the course of their professional careers, the members of our management team have been involved with systems integration, identification of new technology vendors, and investing in companies developing disruptive technologies, all of which can benefit our target business.

We will employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products, or broaden our sources of revenue.

We anticipate that our search for potential target businesses will involve making contacts with candidates through members of our management team, Senior Advisors, and Board of Directors; seeking referrals from our professional network of contacts including consultants, investment bankers, and business brokers active in our target industries; and contacting owners of media, digital media, and technology businesses that we identify.

Competitive Advantages

We believe that we possess several competitive advantages to source, evaluate and execute business combinations in our target industries. First, we believe that the background, operating histories and experience of our management team, Senior Advisors, and Board of Directors have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business. Second, based on our history in the target industries and our network of contacts, we believe that we will have access to deal flow for an initial business combination. Last, we believe that our strong strategic relationships described below, both with Monitor Company Group Limited Partnership, or Monitor Group, and Marketspace, will provide an additional potential source of deal flow and access to a workforce that is highly knowledgeable in our target industries.

•	Management, Senior Advisors, and Board of Directors Expertise. We believe that the combination of experience and background of our management team, Senior Advisors, and members of our Board of Directors will enable us to identify, attract, and then significantly improve the value of potential target businesses in our target industries. Further background on our executive officers, Senior Advisors, and members of our Board of Directors is included in this prospectus under “Management—Executive Officers, Senior Advisors, and Board of Directors.”

Management

Russ Pillar, our Chairman of our Board of Directors and Chief Executive Officer, has had leadership roles at various media, digital media, and technology companies. He formerly served as Viacom and CBS’s chief digital strategy, development, and execution executive, where he coordinated corporate-wide efforts in digital television, the Internet, broadband, wireless, and other interactive media platforms. Prior to joining Viacom and CBS, Mr. Pillar was President, Chief Executive Officer, and a director of the Virgin Entertainment Group, overseeing operations, strategy, and employees across the company’s North American businesses. Previously, Mr. Pillar co-led the leveraged buyout, turnaround, and subsequent initial public offering of Prodigy; he also led the corporate turn-around of Precision Systems, where he served as President, Chief Executive Officer, and a member of the Company’s Board of Directors.

Jeff Goldstein, our President, has broad experience in evaluating technology companies and merger and acquisition transactions. From July 2005 to May 2006, he served as Senior Vice President, Mergers & Acquisitions of Experian Interactive, where he was the lead mergers and acquisitions executive for all of Experian’s consumer internet business. Previously, Mr. Goldstein was Senior Vice President, Corporate Development at LowerMyBills, Inc., the sale of which he led to Experian for approximately $380 million. Prior to his tenure at LowerMyBills, Inc., he held a variety of positions at IAC/InterActiveCorp, including Vice President of Mergers and Acquisitions/Strategic Planning and Vice President and Head of Corporate Development for Ticketmaster.

Matt Pillar, our Executive Vice President, Chief Financial Officer, and Secretary, has significant experience managing and evaluating investments in media, digital media, and technology companies. He formerly served as the principal digital media analyst and “fund of funds” manager at Vulcan Ventures. From 1990 to 1997, he built and managed a number of media and telecommunications businesses in China, Hong Kong, India, and Singapore. He was one of the founding sales, marketing, and business development executives at both pan-Asian satellite television network STAR TV and satellite telecommunications service provider Pacific Century Corporate Access.

Senior Advisors

John A. Moran, a Senior Advisor to Catalytic Capital Investment Corporation, has significant management experience working with and managing operating companies. He is the retired Chairman of The Dyson-Kissner-Moran Corporation, a private investment company with a historical portfolio of more than 100 businesses engaged in the technology, media, financial services, retailing, and manufacturing industries, among others, and he has served either as Chairman and/or President of more than 30 companies.

Kwang-I Yu, Ph.D., a Senior Advisor to Catalytic Capital Investment Corporation, has significant management experience working with and managing technology companies. He was the founder, Chairman, and Chief Executive Officer of Paracel, Inc., a leader in high-speed, complex analysis of genomic and text data, which he grew and sold to Celera Genomics, and he served as Senior Vice President and Division General Manager for Celera for two years. Prior to founding Paracel, Dr. Yu held a number of senior technical and management positions at TRW, including serving as a TRW Fellow, Division Chief Scientist, and Founder of Coyoteworks, TRW’s center for very large-scale computing systems.

Additionally, members of our Board of Directors have had a long history of managing and advising a variety of consumer-branded businesses. Those companies include Playboy, The Walt Disney Company, Zale Corporation, Fruit of the Loom, Turtle Wax, Andrews McMeel Universal, and International Data Group, among others.

•	Established Deal Sourcing Network. Our management team, Senior Advisors, and members of our Board of Directors have extensive contacts that we can access for referral of potential investment candidates in the media, digital media, and technology industries. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, and consultants, investment bankers, attorneys, and accountants, among others, with knowledge of these industries.

•	Strong Strategic Relationships. We have a strategic relationship with Monitor Group, a global strategic consulting firm focused on creating sustainable competitive advantages for its clients, that has more than 1,300 employees in 28 offices around the world, as well as Marketspace, a division of Monitor Group, which is expert in combining human and technological assets to enable brands and businesses to build stronger and longer-lasting relationships with consumers. Jeffrey F. Rayport, the founder and chairman of Marketspace, is a member of our Board of Directors. We intend to leverage the global reach of the consultants employed by Monitor Group and Marketspace in order to help identify and, if appropriate, evaluate, potential transactions.

No Assurance of Future Services from Executive Officers or Board Members

The future role of our key personnel following a business combination is not currently known. Our executive officers and directors are not obligated to remain with us after a business combination. While we believe that one or more target businesses with which we may combine may find our executive officers and directors to be highly experienced and attractive candidates to fill post-combination officer and director positions, we cannot assure you that a combination agreement will call for the retention of our current management team. If the agreement does not, our executive officers and directors may not continue to serve in those capacities after we have completed a business combination.

Effecting a Business Combination

General

We intend to utilize the net proceeds after expenses of this offering, our capital stock, debt, or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds after expenses of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering then will be used to undertake additional acquisitions or to fund the operations of the combined business. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to complete a business combination with a company that is financially unstable or in the development stage. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Our management team is aware of the restrictions that apply to the identification, negotiation, and agreements between us and prospective target businesses and the disclosure required in connection therewith.

We will focus our search for potential target businesses with which to complete a business combination on businesses operating in the media, digital media, or technology industries. None of our officers, directors, Senior Advisors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any target business regarding a business combination or has taken any direct or indirect measures to locate a target business or consummate a business combination.

Subject to the requirement that our initial business combination must be with an operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses in the media, digital media, or technology industries. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. If we combine with a financially unstable company or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Based on our officers, directors, and Senior Advisors’ familiarity with the companies operating in the media, digital media, and technology industries, we believe there are a number of target businesses that are attractive business combination candidates for us. However, we cannot assure you that we will identify, secure a definitive agreement with, or close a business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

Sources of Target Businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources. We may also identify a target business through management’s contacts within the digital media industry or public relations and marketing efforts. Additionally, our management, through its relationship with Catalytic Capital LLC, has a strategic partnership with Monitor Group, a global strategic consulting firm focused on creating sustainable competitive advantages for its clients with more than 1,300 employees in 28 offices around the world. This relationship should provide us with unique access to potential acquisition candidates that are willing to evaluate indications of interest. See the section entitled “Certain Relationships and Related Transactions” for a description of the relationship between certain members of our management, Catalytic Capital LLC, and Monitor Group. While our officers have committed to spending a majority of their time on our business and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers in the digital media industry in combination with the aforementioned possible sources may generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers, directors, initial stockholders or Senior Advisors or any entity with which they are affiliated (including, without limitation, Monitor Group) any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, initial stockholders or Senior Advisors will receive any finder’s fee, consulting fees, or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the media, digital media, or technology industries. In evaluating a prospective target business, including any target business with international operations, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	capital requirements;

•	business growth potential;

•	experience and skill of management and availability of additional personnel;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and

•	competitive position;

•	brand recognition and potential;

•	stage of development of the business and its products or services;

•	barriers to entry;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	degree of current or potential market acceptance of the products, processes or services, and the potential for expansion;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business or Businesses

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition. As a result, we expect that an initial public offering of $125,000,000 will enable us to effect an initial business combination for consideration in the range of from approximately $92,400,000 to approximately $500,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

In contrast to many other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account at the time of such acquisition. The fair market value of a target business or businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. We will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion only if one of our existing stockholders is affiliated with the target business. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination;

•	cause us to depend on the marketing and sale of a single product or limited number of products or services; and

•	result in our dependency upon the performance of a single operating business.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Acquisition of More than One Business

As noted above, we expect to effect our initial business combination through the acquisition of a single business, but we reserve the right to acquire more than one business in contemporaneous acquisitions if our Board of Directors determines that such a course is in our best interest. Completing our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although we expect that our current management will be actively involved in our business after completion of a business combination, our executive officers only will be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they choose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreements or other arrangement. If our current management chooses to remain with us after the business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete). In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our existing stockholders, including our officers, directors and Senior Advisors, have agreed to vote their respective shares of common stock acquired by them prior to the completion of this offering in accordance with the shares of common stock voted by the public stockholders. Our existing stockholders have also agreed that they will not be eligible to exercise conversion rights with respect to those shares. In addition, existing stockholders have agreed that they will vote any shares they purchase in the open market in or after this offering in favor of a business combination. As a result, an existing stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning fewer than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $7.55, or $0.45 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

As the initial conversion price of approximately $7.55 per share is lower than the $8.00 per unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and Liquidation if No Business Combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including all of our officers, directors, and Senior Advisors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of this offering, including the shares of common stock included in the units purchased in the private placement, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $7.55 per share, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account). We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account although we cannot assure you that those funds will be sufficient funds for such purposes. If we do not have sufficient funds for those purposes, the amount distributed to our public stockholders would be less than $7.55 per share, without taking into account interest earned in the trust account (net of taxes payable on income of the funds in the trust account).

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

•	Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses, or other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

•	If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then our officers will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a dissolution and liquidation and the claims were made by that party for services rendered or products sold to us.

However, there is no guarantee that vendors, prospective target business, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. In addition, the indemnification provided by our officers is limited to claims by vendors that do not execute such valid and enforceable agreements. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by our officers. Based on representations made to us by our officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that our officers will be able to satisfy those obligations. The indemnification obligations may be substantially higher than our officers currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

•	our Board of Directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the Board’s recommendation of such plan;

•	upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the Securities and Exchange Commission and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution. Please see the section entitled “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate, and distribute our assets to our public stockholders.”

We expect that our total costs and expenses associated with the implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is limited.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $118 million of the net offering proceeds will be deposited into a trust account at JPMorgan Chase & Co. maintained by Continental Stock Transfer & Trust Company.	$106 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investments of net proceeds	The $118 million of net offering proceeds held in the trust account will only be invested in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal and interest by, the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Shareholder right to receive interest earned from funds held in the trust account	Interest earned on funds held in the trust account (net of taxes payable on income of the funds in the trust account) will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading 60 business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from exercise of the over-allotment option if such option has then been exercised. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus (subject to extension in the limited circumstances disclosed in this prospectus) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account including accrued interest net of income taxes on such interest, after distribution to us of interest income net of income taxes on such interest. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Our initial business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends; if our initial business combination does not occur within these time frames, funds held in the trust account will be promptly returned to investors, including accrued interest net of income taxes on such interest.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	The proceeds held in the trust account are not released until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of the restated certificate. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the restated certificate would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating, and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. In addition:

•	the requirement that we obtain stockholder approval of an initial business combination and audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Based upon publicly available information, as of July 10, 2006, approximately 64 similarly structured “blank check” companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, we estimate that only eight companies have consummated a business combination, while seventeen other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 39 “blank check” companies which we estimate to have more than $2.6 billion in trust, and potentially an additional 40 “blank check” companies with more than an additional $3.4 billion in trust, that have filed registration statements, and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry they choose. We believe that there are approximately 16 blank check companies that have identified media, digital media, or technology as the industries in which they are seeking to complete a business combination, and another 25 companies that have declared that they intend to target a broader range of companies to effect a business combination, which may include companies in the media, digital media, or technology industries. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the media, digital media, or technology industries, which, in turn, will result in an increased demand for privately-held companies in these industries. Further, the fact that only eight “blank check” companies have completed a business combination, and seventeen other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company.

If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human, and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the acquired businesses are in high-growth industries.

Facilities

We currently maintain our executive offices at 100 Wilshire Boulevard, Suite 1100, Santa Monica, California 90401. These offices are currently provided to Catalytic Capital LLC by Monitor Group in exchange for the right to receive a portion of any fees received by Catalytic Capital LLC, Russ Pillar, Matt Pillar, and Jon May pursuant to a services agreement. Upon the completion of this offering, we expect to maintain our current location. Under our agreement with Catalytic Capital LLC, we will pay a combined total of $7,500 per month for offices and administrative services, including secretarial support, commencing on completion of this offering. The services agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of our (i) consummation of a business combination; (ii) failure to enter into a letter of intent, definitive agreement, or agreement in principle with respect to a business combination during the eighteen-month period immediately following such effective date; and (iii) failure to consummate a business combination during the twenty-four month period immediately following such effective date. The services agreement also may be terminated by either party upon 30 days advance written notice to the other party. This arrangement is memorialized in a letter agreement between us and Catalytic Capital LLC that was not negotiated on an arm’s length basis. We believe that based on rents and fees for similar services in the Santa Monica, California area, that the fee which will be charged by Catalytic Capital LLC is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have three officers, one of whom is also a member of our Board of Directors, and intend to hire an additional officer. Although our officers are not obligated to contribute any specific number of hours per week to our business, we expect that following this offering Russ Pillar, Jeff Goldstein, and Matt Pillar will devote a majority of their working time to our business. The amount of time Russ Pillar, Jeff Goldstein, and Matt Pillar will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Executive Officers and Directors

Our current executive officers and directors are as follows:

Name	Age	Position
Russell I. Pillar	40	Chairman of the Board and Chief Executive Officer
Jeffrey D. Goldstein	37	President
Matthew G. Pillar	38	Executive Vice President, Chief Financial Officer, and Secretary
Dennis S. Bookshester	66	Director
Michael T. Felix	52	Director
Sharon D. Garrett, Ph.D.	57	Director
Jeffrey F. Rayport, Ph.D.	46	Director

Russell I. Pillar, Chairman of the Board and Chief Executive Officer.    Russ Pillar is Chairman of our Board, Chief Executive Officer, and Co-Founder of Catalytic Capital Investment Corporation, positions he has held since our founding in February 2006. In addition to those responsibilities, he is co-Founder and Managing Director of Catalytic Capital LLC, formerly known as Critical Mass Venture Holdings LLC, and related entities, all investment and advisory vehicles focused on creating value at the intersection of media, technology, and consumer brands, and has served in that and similar capacities since October 1991. From January 2000 until February 2006 he was Viacom and CBS’s chief digital media strategy and execution executive, serving in a variety of positions including Senior Advisor, Viacom; President, Viacom Digital Media Group; and President and Chief Executive Officer, CBS Internet Group. From November 1998 to January 2000, he was President, Chief Executive Officer, and a Director of Virgin Entertainment Group. From October 1996 to February 2000, he co-led the leveraged buyout, turnaround, and subsequent public offering of Prodigy, serving in a variety of positions including Vice Chairman of the Board of Directors and President and Chief Executive Officer of Prodigy Internet. He currently serves as a Director of Playboy Enterprises, Inc.; over the past two decades he has served on the Board of Directors of more than a dozen public and private companies. Mr. Pillar, a Crown Fellow at the Aspen Institute, graduated Phi Beta Kappa, cum laude with a Bachelor of Arts in East Asian Studies from Brown University. He is Chairman of the Nominating and Corporate Governance Committee of the Board.

Jeffrey D. Goldstein, President.    Jeff Goldstein is President of Catalytic Capital Investment Corporation, a position he has held since April 2006. From July 2005 to May 2006, he served as Senior Vice President, Mergers & Acquisitions of Experian Interactive, where he was the lead mergers and acquisitions executive for all of Experian’s consumer Internet business that, according to ComScore Media Metrix, is the 8th largest consumer Internet business in the United States as measured by monthly unique visitors, with approximately $600 million in aggregate revenues. From June 2004 to July 2005, he was Senior Vice President, Corporate Development at LowerMyBills, Inc., the sale of which he led to Experian for approximately $380 million. Prior to his tenure at LowerMyBills.com, from May 2000 to May 2004, he held a variety of positions at IAC/InterActiveCorp, including Vice President of Mergers and Acquisitions/Strategic Planning and Vice President and Head of Corporate Development for Ticketmaster. Before joining Ticketmaster, he was an investment banker at Lehman Brothers; he began his career as a corporate attorney at Gibson, Dunn & Crutcher. Mr. Goldstein graduated Phi Beta Kappa with a Bachelor of Arts in Economics from the University of California at Berkeley, earned a J.D. from Columbia Law School where he was a Harlan Fiske Stone Scholar, and earned an M.B.A. from INSEAD.

Matthew G. Pillar, Executive Vice President, Chief Financial Officer, and Secretary.    Matt Pillar is Executive Vice President, Chief Financial Officer, Secretary, and Co-Founder of Catalytic Capital Investment Corporation, positions he has held since our founding in February 2006. In addition to those responsibilities, he is co-Founder and Managing Director of Catalytic Capital LLC, formerly known as Critical Mass Venture Holdings LLC, an investment and advisory vehicle focused on creating value at the intersection of media, technology, and consumer brands, and has served in that and similar capacities since October 2003. From November 1998 to January 2002, he served as principal digital media analyst at Vulcan Ventures, where he initiated and evaluated more than $600 million in investments and managed Vulcan’s “fund of funds” portfolio, comprised of more than $300 million the firm had invested in 30 private equity and venture capital funds across the United States. Prior to joining Vulcan, he lived in Hong Kong from September 1990 to August 1997 where he served as a founding sales, marketing, and business development executive at STAR TV, Pacific Century Corporate Access, and Pacific Century Group in China, India, Hong Kong, and Singapore. Mr. Pillar has served on the Board of Directors of a number of privately-held emerging growth enterprises. Proficient in Mandarin Chinese, Mr. Pillar graduated with a Bachelor of Arts with Honors in East Asian Studies from Brown University and an M.B.A. with Honors from Harvard University. Mr. Pillar is the brother of Russ Pillar, our Chairman.

Dennis S. Bookshester, Director.    Dennis Bookshester served as the Chief Executive Officer of Turtle Wax Inc. from January 2004 until May 2005. Prior to his tenure at Turtle Wax, he was the Chief Executive Officer of Fruit of the Loom, Inc. from June 1999 to May 2002. From December 1990 to May 1991, he served as Chief Executive Officer of Zale Corporation, a company principally involved in the retail sale of jewelry. Prior to his tenure at Zale, he was Corporate Vice Chairman, Chairman, and Chief Executive Officer of the Retail Group of Carson Pirie Scott & Co., positions he held from 1984 to 1989. He is Chairman of the Illinois Racing Board, a member of the Board of Directors of both Northwestern Hospital Foundation, and Playboy Enterprises, Inc., and serves on the Visiting Committee of the University of Chicago Graduate School of Business, the University of Chicago Visiting Committee to Biological Sciences, and the Pritzker School of Business. Mr. Bookshester currently serves as a Director of a number of private companies and is a member of the World Presidents’ Organization and the Chief Executives’ Organization. Mr. Bookshester is a member of the Audit Committee and Compensation Committee of the Board.

Michael T. Felix, Director.    Mike Felix has served as President and Chief Executive Officer of AT&T Alascom, a $200 million (revenue) division of AT&T providing voice, data, and managed services to business, government, and consumer markets across the State of Alaska, since February 2002. From April 2000 until July 2001 he was Senior Vice President, Sales and Marketing at Vsys, Inc., a creator of communications software for enabling voice and data transmission over packet (IP) networks. Prior to joining Vsys he held senior executive positions at a variety of technology and telecommunications companies, including serving as one of the founding employees at what is today Sprint Nextel. He graduated with a Bachelor of Science in Electrical Engineering from the University of South Florida, Tampa. Mr. Felix is Chairman of the Audit Committee of the Board.

Sharon D. Garrett, Ph.D., Director.    Sharon Garrett served as Executive Vice President, Enterprise Services at PacifiCare from December 2002 to January 2006, where her responsibilities included operations, information technology, and business transformation, for which she oversaw an operating budget of $500 million and more than 3,000 employees. Prior to joining PacifiCare, she served as Interim Chief Executive Officer of Zyan Communications, a broadband services provider, from April 2000 to November 2000, and also served as interim executive manager (CEO/COO) for a number of other information technology companies including HQ Global, ChannelPoint Software, and Medschool.com. She served as Senior Vice President and Chief Information Officer of The Walt Disney Company from 1989-2000, where she was responsible for global information technology operations, including an approximately $900 million operating and capital budget and more than 2,200 employees. Prior to her tenure at Disney, she served as Deputy Director of the UCLA Medical Center. Dr. Garrett currently serves on the Board of Directors of Ross Stores, Inc. She graduated with a Bachelor of Arts in Economics, a Masters in Public Health in Statistics and Planning, and Ph.D. in Public Health, all from UCLA. Dr. Garrett is a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board.

Jeffrey F. Rayport, Ph.D., Director.    Jeffrey Rayport is founder and Chairman of Marketspace, a digital media/e commerce research unit he established in 1998 at global consulting firm Monitor Group. He is also a Senior Advisor to Catalytic Capital LLC. From 1991 to 2000, he was a faculty member at Harvard

Business School, where he authored more than 100 case studies on digital media, e commerce, and a variety of related areas and was voted Outstanding Professor in 1997, 1998, and 1999 by the Harvard Business School Students’ Association. He serves as a Director of several public and private companies including Andrews McMeel Universal (parent of Universal Press Syndicate), GSI Commerce, International Data Group, and ValueClick. He graduated with a Bachelor of Arts, A.M. and Ph.D. from Harvard University and an M. Phil. from the University of Cambridge (U.K.). Dr. Rayport is Chairman of the Compensation Committee of the Board.

Senior Advisors

We may also from time to time appoint Senior Advisors, which will generally be people who have demonstrated experience in the media, digital media, or technology industries. We currently have two Senior Advisors:

John A. Moran, Senior Advisor.    Mr. Moran is a Senior Advisor to Catalytic Capital Investment Corporation, a position he has held since our founding in February 2006. He is also a Senior Advisor to Catalytic Capital LLC. He is the retired Chairman of The Dyson-Kissner-Moran Corporation, a private investment company with a historical portfolio of more than 100 businesses engaged in the technology, media, financial services, retailing, and manufacturing industries, among others. He has served either as Chairman and/or President of more than 30 companies over a business career that has spanned more than 50 years. He currently serves on the Board of Directors of Wynn Resorts, Limited and is a member and former director of the World Presidents’ Organization and the Chief Executives’ Organization.

Kwang-I Yu, Ph.D., Senior Advisor.    Dr. Yu is a Senior Advisor to Catalytic Capital Investment Corporation, a position he has held since March 2006. He was the founder, Chairman, and Chief Executive Officer of Paracel, Inc., a leader in high-speed, complex analysis of genomic and text data, which he grew and sold to Celera Genomics in 2000; subsequent to the sale, he served as Senior Vice President and Division General Manager for Celera for two years. Prior to founding Paracel, Dr. Yu held a number of senior technical and management position at TRW, including serving as a TRW Fellow, Division Chief Scientist, and Founder of Coyoteworks, TRW’s center for very large-scale computing systems. Dr. Yu has served as a Board member of several public and private technology companies as well as the Keck Graduate Institute of Life Sciences, one of the Claremont Colleges. Dr. Yu graduated with a Bachelor of Science in Physics and Mathematics from the University of Richmond and earned a Ph.D. in Computer Science from the California Institute of Technology.

Number and Terms of Directors

Our Board of Directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jeffrey F. Rayport, Ph.D. and Dennis S. Bookshester, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Michael T. Felix and Sharon D. Garrett, Ph.D., will expire at the second annual meeting. The term of office of the third class of directors, consisting of Russ Pillar, will expire at the third annual meeting. However, if we are subject to Section 2115(b) of the California Corporations Code, all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. For a further discussion of the potential application to the Company of Section 2115(b) of the California Corporations Code, see the section entitled “Description of Securities—Applicability of Provisions of California Corporate Law.” Russ Pillar has served on our Board of Directors since our inception in February 2006. Each of our other current directors has served on our Board of Directors since March 2006.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Director Independence

Our Board of Directors has determined that Messrs. Bookshester and Felix and Drs. Garrett and Rayport are “independent directors” as defined in applicable SEC rules.

Committees of the Board of Directors

Audit Committee

Our Board of Directors has an Audit Committee that reports to the Board of Directors and is composed entirely of independent directors. Messrs. Bookshester and Felix and Dr. Garrett serve as members of our Audit Committee. Mr. Felix serves as the chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Felix qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee approval will be required for any affiliated party transaction. For more information, see the section entitled “Proposed Business—Amended and Restated Certificate of Incorporation.”

Compensation Committee

The Compensation Committee of the Board of Directors:

•	reviews and approves our overall compensation strategy and policies;

•	reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determines the compensation and other terms of employment of our Chief Executive Officer; and

•	reviews and approves the compensation and other terms of employment of the other executive officers and senior management.

Two directors comprise the Compensation Committee: Mr. Bookshester and Dr. Rayport. Dr. Rayport will serve as chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors:

•	identifies, reviews and evaluates candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors);

•	reviews and evaluates incumbent directors;

•	recommends candidates to the Board for election to the Board of Directors;

•	makes recommendations to the Board regarding membership on committees of the Board of Directors; and

•	reviews and assesses our corporate governance principles.

Two directors comprise the Nominating and Corporate Governance Committee: Mr. Pillar and Dr. Garrett. Mr. Pillar will serve as chairman of the Nominating and Corporate Governance Committee.

Restricted Stock Purchases

On March 1, 2006, we issued 7,813 shares of common stock to each of Messrs. Bookshester and Felix, and Drs. Garrett and Rayport at a per share price of $0.0064 pursuant to restricted stock purchase agreements, which allow us to repurchase the shares subject to the agreements at a price per share equal to the lesser of the price per share paid by the individuals or the fair market value of the shares at the time of repurchase. On March 22, 2006, Catalytic Capital Management Holdings LLC sold an aggregate of 125,000 shares of our common stock held by it to Messrs, Bookshester and Felix and Drs. Garrett and Rayport at purchase price of approximately $0.0064 per share pursuant to stock transfer agreements. Messrs. Bookshester and Felix and Drs. Garrett and Rayport also entered into stock restriction agreements with us that allow us to repurchase the shares purchased by them from Catalytic Capital Management Holdings LLC at a price per share equal to the lesser of the price per share paid by the individuals or the fair market value of the shares at the time of repurchase. These shares shall be released from the right of repurchase over 24 months with fifty percent of the shares being released on the first anniversary of the date of issuance and the remaining shares being released ratably each month for the following 12 months until the right of repurchase has terminated. In the event that the individual’s service with us terminates prior to that time, we will have the right to repurchase those shares which have not been released from the right of repurchase within 90 days of such termination. The maximum aggregate cost of repurchasing all of the shares of common stock subject to restricted stock purchase agreements will not exceed $1,000. This repurchase right is designed to ensure the retention of the individuals’ services to us and to provide appropriate incentives to them.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, Senior Advisors, or existing stockholders, or any of their respective affiliates (except as otherwise set forth herein), for services rendered prior to or in connection with a business combination. However, our officers, directors, Senior Advisors and existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending Board of Directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

In addition, we intend to retain our existing management and enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined. Despite our current intention to retain our existing management, and our existing management’s current intention to remain actively involved with our business and operations in a management role following our initial business combination, we cannot assure you that our existing management will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.

Code of Ethics

We will adopt a code of ethics that applies to our officers, directors, and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On March 1, 2006, we issued 3,874,998 shares of our common stock to Catalytic Capital Management Holdings LLC for $24,799.99 in cash at a purchase price of approximately $0.0064 per share. On March 22, 2006, Catalytic Capital Management Holdings LLC sold 25% of an aggregate of 125,000 shares of our common stock held by it for $800.00 in cash, or 31,250 shares of common stock to each of Messrs. Bookshester and Felix and Drs. Garrett and Rayport, at a purchase price of approximately $0.0064 per share. Catalytic Capital LLC, Jeff Goldstein, and John A. Moran each has an ownership interest in Catalytic Capital Management Holdings LLC.

On March 1, 2006, we issued 7,813 shares of our common stock to Mr. Bookshester for $50.00 in cash, at a purchase price of approximately $0.0064 per share. As described above, on March 22, 2006, Catalytic Capital Management Holdings LLC sold 31,250 shares of our common stock held by it to Mr. Bookshester for $200.00 in cash, at a purchase price of approximately $0.0064 per share.

On March 1, 2006, we issued 7,813 shares of our common stock to Mr. Felix for $50.00 in cash, at a purchase price of approximately $0.0064 per share. As described above, on March 22, 2006, Catalytic Capital Management Holdings LLC sold 31,250 shares of our common stock held by it to Mr. Felix for $200.00 in cash, at a purchase price of approximately $0.0064 per share.

On March 1, 2006, we issued 7,813 shares of our common stock to Dr. Garrett for $50.00 in cash, at a purchase price of approximately $0.0064 per share. As described above, on March 22, 2006, Catalytic Capital Management Holdings LLC sold 31,250 shares of our common stock held by it to Dr. Garrett for $200.00 in cash, at a purchase price of approximately $0.0064 per share.

On March 1, 2006, we issued 7,813 shares of our common stock to Dr. Rayport for $50.00 in cash, at a purchase price of approximately $0.0064 per share. As described above, on March 22, 2006, Catalytic Capital Management Holdings LLC sold 31,250 shares of our common stock held by it to Dr. Rayport for $200.00 in cash, at a purchase price of approximately $0.0064 per share.

On March 22, 2006, we entered into an agreement with Russ Pillar, Jeff Goldstein, Matt Pillar, and Jon May pursuant to which such parties agreed to purchase an aggregate of 125,000 units at a purchase price of $8.00 per unit and 645,164 warrants at a purchase price of $1.55 per warrant for an aggregate purchase price of $2,000,004. These units and warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933. The private placement will occur immediately prior to the completion of this offering.

Catalytic Capital Management Holdings LLC will be entitled to make up to two demands that we register these shares, including the shares of common stock included in, or issued upon exercise of the warrants included in, any units purchased by it in the private placement, pursuant to an agreement to be signed prior to or on the date of this prospectus. Catalytic Capital Management Holdings LLC can elect to exercise these registration rights at any time beginning three months prior to the date on which the escrow period applicable to such shares expires. In addition, Catalytic Capital Management Holdings LLC, Messrs. Pillar, Goldstein, Pillar, May, Bookshester, and Felix, and Drs. Garrett and Rayport have certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Management.”

•	In light of our existing stockholders’ involvement with other media, digital media, and technology businesses and our purpose to complete a business combination with one or more operating businesses in those same industries, we may decide to acquire one or more businesses affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our existing stockholders is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests include their shares of our common stock and their indirect ownership of the shares of our common stock held by Catalytic Capital Management Holdings LLC, which will be released escrow prior to six months after a business combination only in limited circumstances, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, other than funds maintained in the trust account, possible employment with potential target businesses, a repurchase right in our favor that allows us to repurchase their shares of our stock if the services with us by our independent directors are terminated prior to the consummation of a business combination.

•	Catalytic Capital LLC, an affiliate of Russ Pillar and Matt Pillar, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Catalytic Capital LLC or its assignee $7,500 per month for these services. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Catalytic Capital LLC. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in Santa Monica, California area, that the fee charged by Catalytic Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Russ Pillar has preexisting fiduciary obligations that arise as a result of his affiliation with Playboy Enterprises, Inc.; Dennis Bookshester has preexisting fiduciary obligations that arise as a result of his affiliation with Northwestern Hospital Foundation and Playboy Enterprises, Inc.; Sharon Garrett has preexisting fiduciary obligations that arise as a result of her affiliation with Ross Stores, Inc.; and Jeffrey Rayport has preexisting fiduciary obligations that arise as a result of his affiliation with Andrews McMeel Universal, International Data Group, ValueClick, Inc., and GSI Commerce, Inc. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to the above-listed criteria. Except for the agreement with Catalytic Capital LLC described below, our officers and directors have not agreed to any prioritization in respect of their fiduciary duties and we expect them to prioritize their fiduciary duties to various companies in the order in which they became involved with each company. Thus, our officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our existing stockholders, including all of our officers, directors, and Senior Advisors, have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, including those shares of common stock included in the units purchased in the private placement. Our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing stockholders have agreed to vote all of the shares of common stock owned by them immediately before the completion of this offering, including those shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by our public stockholders. As a result, our existing stockholders will not have any conversion rights with respect to such shares. A stockholder is eligible to exercise its conversion rights only if it votes against the business combination that is ultimately approved and consummated.

Catalytic Capital Management Holdings LLC, a stockholder and affiliate, has loaned a total of $200,000 to us for the payment of offering expenses. The loan bears interest at a rate of 3.6% per year and will be payable upon the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses. Catalytic Capital Management Holdings LLC is managed by Catalytic Capital LLC.

We will reimburse our officers, directors, Senior Advisors, and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board of Directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

No compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers, directors, Senior Advisors, existing stockholders or any of their respective affiliates, other than under the repayment of the $200,000 loan described above, the general and administrative services arrangement with Catalytic Capital LLC for services rendered to us prior to or with respect to the business combination, any amount paid to our independent directors to repurchase the shares of our stock subject to repurchase rights, which amount will not exceed $1,000 in the aggregate, and any reimbursable out-of-pocket expenses payable to our officers and directors.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

On October 2, 2004, Catalytic Capital LLC and its principals, Russ Pillar, Matt Pillar, and Jon May, and Monitor Group, entered into a Services Agreement providing for the provision of certain services and compensation by Monitor Group to Catalytic Capital LLC and its principals for an initial term of three years. These services include investment transaction sourcing, due diligence assistance, and access to and use of Monitor Group’s consultants, global partnership network, business intelligence, and intellectual property. In addition, Monitor Group pays each principal of Catalytic Capital LLC monthly cash compensation, permits each principal to participate in Monitor Group’s benefit plans available to senior employees of Monitor Group generally, and pays certain fees and expenses incurred by Catalytic Capital LLC in the organization and execution of its normal business activities in return for notice of investments to be made by Catalytic Capital LLC and a percentage of future profits that might be earned by Catalytic Capital LLC and its principals, including a percentage of Catalytic Capital LLC’s interest in Catalytic Capital Management Holdings LLC. On May 26, 2006, the Services Agreement was amended to confirm that certain obligations thereunder, including the requirement that Catalytic Capital LLC and its principals provide Monitor Group with consulting opportunities, do not apply to any of our activities.

Catalytic Capital LLC, which owns approximately 74.2% of the beneficial interests in, and is the managing member of Catalytic Capital Management Holdings LLC, our initial stockholder, is a private investment and consulting firm owned and operated by Russ Pillar, Matt Pillar, and Jon May, focusing on non-control investments in and/or providing consulting services to consumer-branded companies. As a result, we do not believe that there is a substantial risk of a conflict between our operations and Catalytic Capital LLC’s operations other than any time that Russ Pillar and Matt Pillar may need to commit to the professional activities related to Catalytic Capital LLC’s operations. Nonetheless to minimize any conflicts or the appearance of a conflict, Catalytic Capital LLC has agreed that, prior to entering into any definitive agreement to invest in or purchase any company or business in the media, digital media, or technology industries and only up until such time as we complete an initial business combination, it will present such investment or purchase opportunity to a committee of our independent directors for our review and shall not enter into such agreement or present such opportunity to any third party until we, through our committee of independent directors, have had a reasonable period of time to determine whether or not to pursue such opportunity. If we decide not to pursue the opportunity presented, Catalytic Capital LLC will be able to pursue the opportunity for its own account or to offer the opportunity to any third party.

We consider Russ Pillar, Jeff Goldstein, and Matt Pillar to be our “parents” and “promoters” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Before Offering and Private Placement	After Offering and Private Placement	Before Offering and Private Placement	After Offering and Private Placement
Catalytic Capital Management Holdings LLC(2)	3,749,998	3,749,998	96.0%	19.1%
Russell I. Pillar(3)	3,749,998	3,781,248	96.0%	19.2%
Jeffrey D. Goldstein(4)	695,564	726,814	17.8%	3.7%
Matthew G. Pillar(3)	3,749,998	3,781,248	96.0%	19.2%
Dennis S. Bookshester	39,063	39,063	1.0%	*
Michael T. Felix	39,063	39,063	1.0%	*
Sharon D. Garrett, Ph.D.	39,063	39,063	1.0%	*
Jeffrey F. Rayport, Ph.D.	39,063	39,063	1.0%	*

All directors and executive officers as a group (seven individuals)	3,906,250	4,000,000	100.0%	20.3%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following is 100 Wilshire Boulevard, Suite 100, Santa Monica, CA 90401.
(2)	Catalytic Capital Management Holdings LLC is managed by Catalytic Capital LLC as managing member. Catalytic Capital LLC is managed by Russ Pillar and Matt Pillar as managing members. Catalytic Capital LLC may be deemed to be the beneficial owner of the shares of common stock held by Catalytic Capital Management Holdings LLC and Russ Pillar and Matt Pillar may be deemed to be the beneficial owners of the shares of common stock held by Catalytic Capital LLC.
(3)	Includes shares issued to Catalytic Capital Management Holdings LLC. See footnote (2) above.
(4)	Jeff Goldstein may be deemed to beneficially own 695,564 shares of our common stock through his ownership of units of Catalytic Capital Management Holdings LLC.

Russ Pillar, Jeff Goldstein, Matt Pillar, and Jon May agreed to purchase an aggregate of 125,000 units and 645,164 warrants from us in a private placement that will occur immediately prior to the completion of this offering. Immediately after this offering and the private placement, Catalytic Capital Management Holdings LLC will beneficially own approximately 19.1% of the issued and outstanding shares of our common stock. Based on this ownership, Russ Pillar and Matt Pillar, as its managers, may be able to effectively exercise control over all matters, other than approval of a business combination, requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions.

If we increase the size of the offering, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership, excluding the shares issued in the private placement, at approximately 20% of our issued and outstanding shares of common stock upon consummation of the offering.

On or before the date of this prospectus, all of our existing stockholders, including all of our officers, directors and Senior Advisors, will place the shares and warrants they owned before this offering, including the shares and warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

The shares of our common stock issued to Messrs. Bookshester and Felix and Drs. Garrett and Rayport were issued pursuant to restricted stock purchase agreements allowing us to repurchase the shares subject to the agreements at a price per share equal to the lesser of the price per share paid by the individuals or the fair market value of the shares at the time of repurchase. These shares shall vest and be released from the right of repurchase over 24 months with fifty percent of the shares vesting on the first anniversary of the date of issuance and the remaining shares vesting ratably each month for the following 12 months until the right of repurchase has terminated. In the event that the individual’s service with us terminates prior to that time, we will have the right to repurchase any or all of the unvested shares within 90 days of such termination. The maximum aggregate cost of repurchasing all of the shares of common stock subject to restricted stock purchase agreements will not exceed $1,000. This repurchase right is designed to ensure the retention of the individuals’ services to us and to provide appropriate incentives to them.

In addition, in connection with any vote required for our initial business combination, our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by our public stockholders. Our existing stockholders also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 3,906,250 shares of common stock are outstanding, held by five record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,343,750 additional units to cover over-allotments or 60 trading days after the exercise in full or in part by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by our public stockholders. Our existing stockholders also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed above.

Our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. However, if we are subject to Section 2115(b) of the California Corporations Code, all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. For more information, see the section entitled “Management—Number and Terms of Directors.” To the extent that we are subject to Section 2115(b), we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. See the section entitled “—Applicability of Provisions of California Corporate Law.”

If we are required to dissolve and to liquidate prior to a business combination, a public stockholder will be entitled to receive funds from the trust account (including interest earned on its portion of the trust account, net of taxes payable on the interest income of the funds in the trust account). Our existing stockholders, including all of our officers, directors and Senior Advisors, have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, including those shares of common stock included in the units purchased in the private placement, and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire 4 years from the date of this prospectus at 5:00 p.m., New York City time; provided that if, during the period in which the warrants are exercisable, a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is not effective, or a prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available for use, the expiration date for the warrants will be extended by the number of days during which such a registration statement was not effective or such prospectus was not available for use. We may call the warrants for redemption,

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•

if, and only if, (a) the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders, and (b) a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and expected to remain available for use to and including the redemption date.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain an effective registration statement and a prospectus available for use relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants in the absence of an effective registration statement or a prospectus available for use. Warrantholders’ sole remedy for our failure to maintain an effective registration statement or a prospectus available for use is an extension of the expiration date for the warrants. Notwithstanding any extension of the expiration date, the warrants may never become exercisable if we never comply with these registration requirements. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Currently, the Company has registered the sale of securities (including the issuance of shares of common stock upon exercise of the warrants) or is able to rely on exemptions from state registration requirements in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Iowa, Louisiana, Minnesota, Nebraska, New York, Rhode Island, Wisconsin and Wyoming. The Company is not obligated and does not intend to register such exercise in any other state. If you are a resident of Alabama,

Alaska, Arizona, Arkansas, California, Connecticut, Georgia, Idaho, Indiana, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington or West Virginia, the Company may not be able to issue to you shares of common stock upon the exercise of warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The warrants issued in the private placement (including warrants included in the private placement units) will be identical to the warrants included in the units to be sold and issued in this offering, except that upon a redemption of warrants, Russ Pillar, Jeff Goldstein, Matt Pillar, and Jon May will have the right to exercise those warrants on a cashless basis. Exercising the warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in this offering will not be exercisable on a cashless basis. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for the public warrantholders.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

Applicability of Provisions of California Corporate Law

Although we are incorporated in Delaware, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirement of California corporate law on non-California corporations if they have characteristics of ownership and operations indicating significant contacts with California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange, we may subject to the Section 2115(b). Among the key provisions of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation’s charter documents and limitations on a corporation’s ability to have a “staggered” Board of Directors.

In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115(b) violates the internal affairs doctrine and thus does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us. However, until the impact the of the Delaware Supreme Court’s decision has become clear, we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. In such a case, the stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees. In addition, certain provisions of California law limit the effectiveness of supermajority voting provisions to a period of two years from the filing of the most recent charter amendment or certificate of determination that adopted or readopted the super majority voting provision, and these provisions may also apply to us as a result of Section 2115(b).

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after the completion of this offering and the private placement, we will have 19,656,250 shares of common stock outstanding, or 22,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,625,000 shares sold in this offering, or 17,968,750 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,031,250 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are subject to an escrow agreement and will not be transferable until six months after a business combination and will only be transferred prior to that date subject to certain limited exceptions. None of those shares will be eligible for resale under Rule 144 prior to March 6, 2008. For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 196,562 shares immediately after this offering and the private placement (or 220,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

Catalytic Capital Management Holdings LLC will be entitled to make up to two demands that we register the 3,749,998 shares of common stock held by it pursuant to an agreement to be signed prior to the date of this prospectus. Catalytic Capital Management Holdings LLC can elect to exercise these registration rights at any time beginning on the date three months prior to the date on which the escrow period applicable to such shares expires, although it may not sell or otherwise transfer any of those securities until the date that is six months after the date of a business acquisition. In addition, our other existing stockholders and private placement investors have certain “piggy-back” registration rights with respect to the shares held by them on registration statements filed on or subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

We intend to offer the units through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Maxim Group LLC, and Merriman Curhan Ford & Co. are acting as representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of units listed opposite their names below.

Underwriters	Number of Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Maxim Group LLC
Merriman Curhan Ford & Co.

Total	15,625,000

The underwriters have agreed to purchase all of the units sold under the purchase agreement if any of these units are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreements may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public, and to reject orders in whole or in part.

Determination of Offering Price

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the media, digital media, or technology industry at attractive values;

•	our capital structure;

•	an assessment of our management of companies in the media, digital media, or technology industry and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $     per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $     per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount, and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters and the international managers of their overallotment options.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$125,000,000	$143,750,000
Underwriting discount(1)	$.40	$6,250,000	$7,187,500
Proceeds, before expenses	$7.60	$118,750,000	$136,562,500

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $2,500,000 ($2,875,000 if the underwriters’ overallotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds, less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights, will be released to the underwriters upon our consummation of a business acquisition.

The expenses of the offering, not including the underwriting discount, are estimated at $750,000 and are payable by us.

Overallotment Option

We have granted options to the underwriters to purchase up to 2,343,750 additional units at the public offering price less the underwriting discount. The underwriters may exercise these options for 45 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise these options, each will be obligated, subject to conditions contained in the purchase agreements, to purchase a number of additional units proportionate to that underwriter’s initial amount reflected in the above table.

Escrow of Existing Stockholders’ Shares and Warrants

On or before the date of this Prospectus, all of our existing stockholders, including all of our officers, directors, and Senior Advisors, will place the shares and warrants they owned before this offering, including the shares and warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. As a result, our existing stockholders will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Maxim Group LLC, and Merriman Curhan Ford & Co., directly or indirectly, prior to the release of the shares and warrants from escrow:

•	offer, pledge, sell, or contract to sell any units, common stock, or warrants;

•	sell any option or contract to purchase any units, common stock, or warrants;

•	purchase any option or contract to sell any units, common stock, or warrants;

•	grant any option, right, or warrant for the sale of any units, common stock, or warrants;

•	lend or otherwise dispose of or transfer any units, common stock, or warrants;

•	request or demand that we file a registration statement related to the units, common stock, or warrants, except as set forth above under the caption “Shares Eligible for Future Sale—Registration Rights;” or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any units, common stock, or warrants whether any such swap or transaction is to be settled by delivery of units or other securities, in cash or otherwise.

This escrow applies to units, common stock, or warrants and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It does not, however, apply to units, common stock, or warrants purchased by these individuals and entities in the secondary market.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Iowa, Louisiana, Minnesota, Nebraska, New York, Rhode Island, Wisconsin and Wyoming. In the District of Columbia, Hawaii, Iowa, Louisiana, Minnesota, Nebraska, and New York, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin, and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas, and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

If the underwriters create a short position in the units in connection with the offering, i.e., if they sell more units than are listed on the cover of this prospectus, the representative may reduce that short position by purchasing units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the units to stabilize its price or to reduce a short position may cause the price of the units to be higher than it might be in the absence of such purchases.

The representative may also impose a penalty bid on underwriters and selling group members. This means that if the representative purchase units in the open market to reduce the underwriter’s short position or to stabilize the price of such units, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those units. The imposition of a penalty bid may also affect the price of the units in that it discourages resales of those units.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representative or the lead managers will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, the distribution will end and this offering will be completed when all of the units have been distributed and after any stabilization arrangements in connection with the distribution of the units have been terminated by the underwriters. Since the underwriters have agreed that they may only exercise the over-allotment option to cover the underwriting syndicate’s actual short position, if any, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Cooley Godward LLP, Palo Alto, California, will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The financial statements of Catalytic Capital Investment Corporation as of March 9, 2006 and for the period from February 8, 2006 (date of inception) through March 9, 2006, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note A to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Catalytic Capital Investment Corporation

We have audited the accompanying balance sheet of Catalytic Capital Investment Corporation (a corporation in the development stage) (the “Company”) as of March 9, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the period from February 8, 2006 (date of inception) through March 9, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalytic Capital Investment Corporation at March 9, 2006, and the results of its operations and its cash flows for the period from February 8, 2006 (date of inception) through March 9, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Catalytic Capital Investment Corporation will continue as a going concern. As more fully described in Note A, the Company has no present revenues, its business plan is dependent upon completion of a financing and the Company’s cash and working capital as of March 9, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    Ernst & Young LLP

Los Angeles, California

March 22, 2006

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Balance Sheet

March 9, 2006
Assets
Current assets:
Cash and cash equivalents	$225,000

Total current assets	225,000

Deferred offering costs	97,700

Total assets	$322,700

Liabilities and stockholders’ deficit
Current liabilities:
Accrued expenses	$26,756
Accrued offering costs	97,700
Note payable to a related party	200,000

Total current liabilities	324,456

Commitments

Stockholders’ deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; -0- issued and outstanding at March 9, 2006	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,906,250 issued and outstanding at March 9, 2006	391
Additional paid-in capital	24,609
Deficit accumulated during the development stage	(26,756)

Total stockholders’ deficit	(1,756)

Total liabilities and stockholders’ deficit	$322,700

See notes to financial statements

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Statement of Operations

February 8, 2006 (Date of Inception) Through March 9, 2006
Expenses:
Formation and operating costs	$26,756

Total expenses	26,756

Net loss for the period	$(26,756)

Number of shares outstanding	3,906,250
Net loss per share (basic and diluted)	$(0.01)

See notes to financial statements

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Statement of Stockholders’ Deficit

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Balance—February 8, 2006 (date of inception)	—	$—	$—	$—	$—
Initial capital from founding stockholders	3,906,250	391	24,609	—	25,000
Net loss for the period	—	—	—	(26,756)	(26,756)

Balance—March 9, 2006	3,906,250	$391	$24,609	$(26,756)	$(1,756)

See notes to financial statements

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Statement of Cash Flows

February 8, 2006 (Date of Inception) Through March 9, 2006
Cash flows from operating activities:
Net loss	$(26,756)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	26,756

Net cash provided by operating activities	—

Cash flows from financing activities:
Proceeds from note payable from a related party	200,000
Proceeds from issuance of common stock to founding stockholders	25,000

Net cash provided by financing activities	225,000

Increase in cash and cash equivalents	225,000
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$225,000

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$97,700

See notes to financial statements

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Notes to Financial Statements

March 9, 2006

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATIONS

Catalytic Capital Investment Corporation, or the Company, was incorporated in Delaware on February 8, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition, or other similar business combination (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) or the proposed private placement of 125,000 Units and 645,164 warrants that will occur immediately prior to the Proposed Offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the media, digital media, or technology industries. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company, have agreed to vote all of the shares of common stock held by them prior to the Proposed Offering, including any shares of common stock included in the units purchased in the Private Placement, either for or against a business combination in the same manner that the shares of common stock are voted by our public stockholders.

In the event that the Company does not complete a business combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the Company has agreed to initiate proceedings for its dissolution and liquidation, including the adoption of a plan of dissolution and liquidation by our Board of Directors and the submission of such plan of dissolution and liquidation to the stockholders for approval. The plan of dissolution and liquidation will provide that all assets, after reservation of amounts sufficient to cover the Company’s liabilities and obligations and the costs of dissolution and liquidation, will be distributed solely to public stockholders, excluding the existing stockholders to the extent of their initial stockholdings and the shares purchased by them in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Going concern considerations—As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans.

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Notes to Financial Statements—(Continued)

March 9, 2006

Management’s plans to address this uncertainty are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful or successful within the target business combination period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the number of common shares outstanding for the period.

[3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

[4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of accrued expenses, aggregating approximately $10,400. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 9, 2006. The deferred tax asset valuation allowance was increased by approximately $10,400 during the period then ended.

The effective tax rate differs from the statutory rate of 35% due primarily to the increase in the valuation allowance.

[5] Deferred offering costs:

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

NOTE C—PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 15,625,000 units (“Units”) (excluding 2,343,750 units pursuant to the underwriters over-allotment option). Each Unit consists of one share

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Notes to Financial Statements—(Continued)

March 9, 2006

of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus; provided that if, during the period in which the warrants are exercisable, a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is not effective, or a prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available for use, the expiration date for the warrants will be extended by the number of days during which such a registration statement was not effective or such prospectus was not available for use. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event (a) that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given, and (b) a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and expected to remain available for use to and including the redemption date.

No Warrants will be exercisable unless at the time of exercise registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to common stock issuable upon exercise of the Warrants is available and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In addition, holders of the Warrants will not be entitled to net cash settle the Warrant contract even if the Warrants are not exercisable due to the failure by the Company to maintain an effective registration statement or a prospectus available for use. The Company will have no obligation to settle the warrants for cash in any event and the warrants may not be exercised and the Company will not deliver securities therefor in the absence of an effective registration statement or a prospectus available for use. As such, the Company has determined that the Warrants should be classified in stockholders’ equity upon issuance in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

NOTE D—RELATED PARTY TRANSACTIONS

[1] The Company issued a $200,000 unsecured promissory note to a one of its stockholders, Catalytic Capital Management Holdings LLC, on March 6, 2006. The note bears interest at a rate of 3.6% per annum and is payable upon the consummation of the Proposed Offering. All of the Company executive officers have an interest in Catalytic Capital Management Holdings LLC. For the period from February 8, 2006 to March 9, 2006, the Company accrued $59 in interest on the note.

[2] The Company presently occupies office space provided by an affiliate of several of the officers of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

NOTE E—COMMITMENTS

In connection with the Proposed Offering, the Company has committed to pay a fee of 5% of the gross offering proceeds, including the over-allotment option, to the underwriters at the closing of the Proposed Offering (or the over-allotment option, as the case may be). In addition, the Company has committed to pay a

CATALYTIC CAPITAL INVESTMENT CORPORATION

(a development stage company)

Notes to Financial Statements—(Continued)

March 9, 2006

deferred fee of 2% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company (subject to a pro rata reduction for public stockholders who exercise their conversion right). In addition, Russ Pillar (Chairman of the Board and Chief Executive Officer of the Company), Jeff Goldstein (President of the Company), Matt Pillar (Executive Vice President, Chief Financial Officer and Secretary of the Company), and Jon May (Managing Director at Catalytic Capital LLC, a related party to the Company) have agreed to purchase an aggregate of 125,000 units and 645,164 warrants from the Company at a price of $8.00 per unit and $1.55 per warrant, for an aggregate purchase price of $2,000,004. These units and warrants will be purchased in a private placement that will occur immediately prior to the completion of the Proposed Offering.

NOTE F—REPURCHASABLE COMMON STOCK

On March 1, 2006, the Company issued 7,813 shares of common stock to four of the Company’s initial stockholders, respectively, at a per share price of $0.0064 pursuant to restricted stock purchase agreements. The restricted stock purchase agreements allows the Company to repurchase the shares subject to the agreements at a price per share equal to the lesser of the price per share paid by the individuals or the fair market value of the shares at the time of repurchase. These shares are released from the right of repurchase over 24 months with fifty percent of the shares being released on the first anniversary of the date of issuance and the remaining shares being released ratably each month for the following 12 months until the right of repurchase has terminated. In the event that any of the founding stockholders service with the Company terminates prior to that time, the Company has the right to repurchase those shares which have not been released from the right of repurchase within 90 days of such termination. The maximum aggregate cost to the Company of repurchasing all of the shares of common stock subject to these restricted stock purchase agreements shall not exceed $200.

NOTE G—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE H—SUBSEQUENT EVENTS

On March 22, 2006, Catalytic Capital Management Holdings LLC (an initial stockholder and a related party) sold 31,250 shares of its common stock in the Company to each of the Company’s four other initial stockholders, at a per share price of $0.0064 pursuant to stock transfer agreements. The purchasers also entered into stock restriction agreements with the Company that allow the Company to repurchase such purchased shares at a price per share equal to the lesser of the price per share paid by the individuals or the fair market value of the shares at the time of repurchase. These shares are released from the right of repurchase over 24 months with fifty percent of the shares being released on March 1, 2007 (the “Vesting Anniversary Date”) and the remaining shares being released ratably each month after the Vesting Anniversary Date for the following 12 months until the right of repurchase has terminated. In the event that a purchaser’s service with the Company terminates prior to that time, the Company has the right to repurchase (within 90 days of such termination) those shares which have not been released from the right of repurchase at the time of such termination. The maximum aggregate cost to the Company of repurchasing all of these shares of common stock subject to these stock restriction agreements shall not exceed $800.

Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$125,000,000

Catalytic Capital Investment Corporation

15,625,000 Units

PROSPECTUS

Merrill Lynch & Co.

Maxim Group LLC

Merriman Curhan Ford & Co.

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$27,000
NASD Filing Fee	26,000
Accounting Fees and Expenses	140,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	400,000
Blue Sky Services and Expenses	35,000
Miscellaneous(1)	72,000

Total	$750,000

(1)	This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Officers and Directors.

Our certificate of incorporation provides that all officers, directors, employees, and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees, and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer, or controlling person in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B. of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Article XI of our Bylaws provides for indemnification of any of our Directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Catalytic Capital Management Holdings LLC(1)	3,874,998
Dennis S. Bookshester(1)	7,813
Michael T. Felix(1)	7,813
Sharon D. Garrett, Ph.D.(1)	7,813
Jeffrey F. Rayport, Ph.D.(1)	7,813
Total:	3,906,250

(1)	Such shares were issued on March 1, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to an entity solely owned by sophisticated, wealthy individuals or entities who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The shares issued to the entity and individuals above were sold for an aggregate offering price of approximately $25,000 at an average purchase price of approximately $0.0064 per share. No underwriting discounts or commissions were paid with respect to such sales.

On March 22, 2006, we entered into an agreement with Russ Pillar, Jeff Goldstein, Matt Pillar, and Jon May pursuant to which such parties agreed to purchase an aggregate of 125,000 units at a purchase price of $8.00 per unit and 645,164 warrants at a purchase price of $1.55 per warrant for an aggregate purchase price of $2,000,004. These units and warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as such securities will be sold to sophisticated, wealthy individuals who are each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The private placement will occur immediately prior to the completion of this offering.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement†

3.1	Amended and Restated Certificate of Incorporation, as filed†

3.1.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation†

3.2	Bylaws†

4.1	Specimen Unit Certificate†

4.2	Specimen Common Stock Certificate†

4.3	Specimen Warrant Certificate†

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Opinion of Cooley Godward LLP†

10.1	Common Stock Purchase Agreement between the Registrant and Catalytic Capital Management Holdings LLC†

10.2	Restricted Stock Purchase Agreement between the Registrant and Dennis S. Bookshester†

10.3	Restricted Stock Purchase Agreement between the Registrant and Sharon D. Garrett†

10.4	Restricted Stock Purchase Agreement between the Registrant and Michael T. Felix†

Exhibit No.	Description

10.5	Restricted Stock Purchase Agreement between the Registrant and Jeffrey F. Rayport†

10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant†

10.7	Form of Stock Escrow Agreement among Continental Stock Transfer & Trust Company, the Registrant, and each of the existing stockholders†

10.8	Promissory Note issued by the Registrant to Catalytic Capital Management Holdings LLC†

10.9	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders†

10.10	Office Service Agreement between the Registrant and Catalytic Capital LLC†

10.11

Private Placement Purchase Agreement among the Registrant and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A†

10.11.1	Amendment No. 1 to the Private Placement Purchase Agreement among the Registrant and each of the Purchasers named therein†

10.12	Form of Letter Agreement among the Registrant, Russell I. Pillar, and the underwriters†

10.13	Form of Letter Agreement among the Registrant, Jeffrey D. Goldstein, and the underwriters†

10.14	Form of Letter Agreement among the Registrant, Matthew G. Pillar, and the underwriters†

10.15	Form of Letter Agreement with Catalytic Capital LLC†

10.16	Form of Letter Agreement among the Registrant, Dennis S. Bookshester, and the underwriters†

10.17	Form of Letter Agreement among the Registrant, Sharon D. Garrett, and the underwriters†

10.18	Form of Letter Agreement among the Registrant, Michael T. Felix, and the underwriters†

10.19	Form of Letter Agreement among the Registrant, Jeffrey F. Rayport, and the underwriters†

10.20	Form of Letter Agreement among the Registrant, Catalytic Capital Management Holdings LLC, and the underwriters†

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cooley Godward LLP (incorporated by reference from Exhibit 5.1)†

24	Power of Attorney (included on the signature page of this registration statement)†

†	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on July 14, 2006.

CATALYTIC CAPITAL INVESTMENT CORPORATION

By:	/s/ RUSSELL I. PILLAR
Russell I. Pillar Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/S/ RUSSELL I. PILLAR Russell I. Pillar	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 14, 2006

/S/ MATTHEW G. PILLAR Matthew G. Pillar	Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)	July 14, 2006

* Dennis S. Bookshester	Director	July 14, 2006

* Michael T. Felix	Director	July 14, 2006

* Sharon D. Garrett, Ph.D.	Director	July 14, 2006

* Jeffrey F. Rayport, Ph.D.	Director	July 14, 2006

*By:	/S/ RUSSELL I. PILLAR Russell I. Pillar pursuant to power of attorney

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement†

3.1	Amended and Restated Certificate of Incorporation, as filed†

3.1.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation†

3.2	Bylaws†

4.1	Specimen Unit Certificate†

4.2	Specimen Common Stock Certificate†

4.3	Specimen Warrant Certificate†

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Opinion of Cooley Godward LLP†

10.1	Common Stock Purchase Agreement between the Registrant and Catalytic Capital Management Holdings LLC†

10.2	Restricted Stock Purchase Agreement between the Registrant and Dennis S. Bookshester†

10.3	Restricted Stock Purchase Agreement between the Registrant and Sharon D. Garrett†

10.4	Restricted Stock Purchase Agreement between the Registrant and Michael T. Felix†

10.5	Restricted Stock Purchase Agreement between the Registrant and Jeffrey F. Rayport†

10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant†

10.7	Form of Stock Escrow Agreement among Continental Stock Transfer & Trust Company, the Registrant, and each of the existing stockholders†

10.8	Promissory Note issued by the Registrant to Catalytic Capital Management Holdings LLC†

10.9	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders†

10.10	Office Service Agreement between the Registrant and Catalytic Capital LLC†

10.11

Private Placement Purchase Agreement among the Registrant and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A†

10.11.1	Amendment No. 1 to the Private Placement Purchase Agreement among the Registrant and each of the Purchasers named therein†

10.12	Form of Letter Agreement among the Registrant, Russell I. Pillar, and the underwriters†

10.13	Form of Letter Agreement among the Registrant, Jeffrey D. Goldstein, and the underwriters†

10.14	Form of Letter Agreement among the Registrant, Matthew G. Pillar, and the underwriters†

10.15	Form of Letter Agreement with Catalytic Capital LLC†

10.16	Form of Letter Agreement among the Registrant, Dennis S. Bookshester, and the underwriters†

10.17	Form of Letter Agreement among the Registrant, Sharon D. Garrett, and the underwriters†

10.18	Form of Letter Agreement among the Registrant, Michael T. Felix, and the underwriters†

10.19	Form of Letter Agreement among the Registrant, Jeffrey F. Rayport, and the underwriters†

10.20	Form of Letter Agreement among the Registrant, Catalytic Capital Management Holdings LLC, and the underwriters†

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cooley Godward LLP (incorporated by reference from Exhibit 5.1)†

24	Power of Attorney (included on the signature page of this registration statement)†

†	Previously filed.